Exhibit 10.1

EXECUTION COPY

SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

among

NISOURCE INC.,

as Borrower,

THE LENDERS PARTY HERETO,

BARCLAYS BANK PLC,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.

and

MUFG BANK, LTD.,

as Co-Syndication Agents,

CREDIT SUISSE AG, NEW YORK BRANCH,

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Co-Documentation Agents

BARCLAYS BANK PLC

and

MUFG BANK, LTD.,

as Co-Sustainability Structuring Agents

BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD.,

CREDIT SUISSE LOAN FUNDING LLC,

WELLS FARGO SECURITIES, LLC

and

BOFA SECURITIES, INC.,

Joint Lead Arrangers and Joint Bookrunners

Dated as of February 18, 2022

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ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	Pricing Grid
EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Opinion of McGuireWoods LLP
EXHIBIT C	Revolving Loan Borrowing Request
EXHIBIT D	[Reserved]
EXHIBIT E	Letter of Credit Extension Request
EXHIBIT F	Form of Revolving Note
EXHIBIT G	Interest Election Request
EXHIBIT H	Prepayment Notice
EXHIBIT I-1	Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
EXHIBIT I-2	Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
EXHIBIT I-3	Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
EXHIBIT I-4	Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
EXHIBIT J	Form of Increasing Lender Supplement
EXHIBIT K	Form of Augmenting Lender Supplement
SCHEDULE 2.01	Lenders and Commitments
SCHEDULE 2.04	Existing Letters of Credit
SCHEDULE 6.01(e)	Existing Agreements

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SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of February 18, 2022 (this “Agreement”), among NISOURCE INC., a Delaware corporation, as Borrower (the “Borrower”), the Lead Arrangers and other Lenders from time to time party hereto, the Co-Documentation Agents party hereto, the Co-Syndication Agents party hereto and BARCLAYS BANK PLC, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower (as successor borrower to NiSource Finance Corp.), certain Lenders and the Administrative Agent are parties to the Existing Credit Agreement (as defined herein) pursuant to which, among other things, the Lenders agreed to enter, subject to the terms and conditions set forth therein, into a revolving credit facility in an aggregate amount of $1,850,000,000; and

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.21(d).

“Adjusted Term SOFR” means Term SOFR for the applicable Interest Period plus (i) 0.10% for an Interest Period of one month, (ii) 0.15% for an Interest Period of three months and (iii) 0.25% for an Interest Period of six months; provided, that if Adjusted Term SOFR determined as provided above shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 11.01(h).

“Aggregate Commitments” means the aggregate amount of the Commitments of all Lenders, as in effect from time to time. As of the date hereof, the Aggregate Commitments equal $1,850,000,000.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) 1.0% per annum plus Adjusted Term SOFR (based on Term SOFR published on the applicable ABR Term SOFR Determination Day) for an Interest Period of one month (taking into account any “floor” under the definition of “Adjusted Term SOFR”); provided that if such rate shall be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. If (i) the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 or Section 2.23, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above or (ii) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the Alternate Base Rate shall be determined without regard to clause (b) above until the circumstances giving rise to such inability no longer exist.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitments represented by such Lender’s Commitment; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Term SOFR Revolving Loan or with respect to the Facility Fees and the LC Risk Participation Fee payable hereunder, as the case may be, the applicable rate per annum determined pursuant to the Pricing Grid.

“Arrangers” means each of Barclays, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Credit Suisse Loan Funding LLC, Wells Fargo Securities, LLC and BofA Securities, Inc.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning set forth in Section 2.22.

“Authorized Officer” means the president, chief financial officer or the treasurer of the Borrower; provided that solely with respect to the submission of a Borrowing Request, “Authorized Officer” shall also mean the assistant treasurer, the treasury operations manager or the corporate finance manager of the Borrower.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.04(j).

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.23(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy

Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Barclays” means Barclays Bank PLC, a company incorporated in United Kingdom.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.23.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) with respect to Term SOFR Loans, Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.23 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.23.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers (or equivalent) of such Person, (iii) in the case of any partnership, the board of directors (or equivalent) of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” means NiSource Inc., a Delaware corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.02.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a SOFR Loan, the term “Business Day” shall also be a U.S. Government Securities Business Day.

“Capital Lease” means, as to any Person, any lease of real or personal property in respect of which the obligations of the lessee are required, in accordance with GAAP, to be capitalized on the balance sheet of such Person, provided that, for purposes of this Agreement:

(i) any changes in GAAP pursuant to ASC Topic 840 or 842 (or any successor thereto) that would treat as capital leases any operating leases existing as of the date of this Agreement (and any renewals or replacements thereof), and

(ii) additional operating leases entered into after the date of this Agreement (to the extent not exceeding $100,000,000 in aggregate notional amount for all such capitalized lease obligations),

in each case that would not have been treated as capital leases under GAAP as in effect on December 31, 2018, will not be given effect for purposes of calculation of the financial covenant contained in Article VII.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation (including, but not limited to, all common stock and preferred stock and partnership, membership and joint venture interests or units in a Person), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Account” has the meaning set forth in Section 8.01.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act, 42, U.S.C. Section 9601 et seq., as amended.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (a) any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 50% of the then outstanding voting Capital Stock of the Borrower, (b) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors of the Borrower, (c) a consolidation or merger of the Borrower shall occur after which the holders of the outstanding voting Capital Stock of the Borrower immediately prior thereto hold less than 50% of the outstanding voting Capital Stock of the surviving entity, (d) more than 50% of the outstanding voting Capital Stock of the Borrower shall be transferred to an entity of which the Borrower owns less than 50% of the outstanding voting Capital Stock, (e) there shall occur a sale of all or substantially all of the assets of the Borrower or (f) NIPSCO shall cease to be a Wholly-Owned Subsidiary of the Borrower (except to the extent otherwise permitted under clauses (i), (ii), or (iii) of Section 6.01(b)).

“Co-Documentation Agents” means Credit Suisse AG, New York Branch, Wells Fargo Bank, National Association and Bank of America, National Association in their respective capacities as co-documentation agents for the Lenders hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder and to participate in Letters of Credit issued hereunder as set forth herein, as such commitment may be (a) reduced from time to time or terminated pursuant to Section 2.07 or Section 2.09, (b) increased from time to time pursuant to Section 2.22 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender’s Commitment is (x) the amount set forth on Schedule 2.01 opposite such Lender’s name; or (y) the amount set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Communications” has the meaning assigned to such term in Section 11.01(h).

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR, Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capitalization” means the sum of (a) Consolidated Debt, (b) all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries under total stockholders’ equity at such time and (c) without duplication of any amounts in (b), Hybrid Securities and Mandatorily Convertible Securities not exceeding 15% of Consolidated Capitalization.

“Consolidated Debt” means, at any time, the Indebtedness of the Borrower and its Consolidated Subsidiaries that would be classified as debt on a balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP, provided that for purposes of calculation of the financial covenant contained in Article VII Consolidated Debt shall exclude Hybrid Securities and Mandatorily Convertible Securities not exceeding 15% of Consolidated Capitalization. For the avoidance of doubt, the aggregate amount of Hybrid Securities and Mandatorily Convertible Securities in excess of 15% of Consolidated Capitalization will be included in Consolidated Debt.

“Consolidated Subsidiary” means, on any date, each Subsidiary of the Borrower the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

“Contingent Guaranty” means a direct or contingent liability in respect of a Project Financing (whether incurred by assumption, guaranty, endorsement or otherwise) that either (a) is limited to guarantying performance of the completion of the Project that is financed by such Project Financing or (b) is contingent upon, or the obligation to pay or perform under which is contingent upon, the occurrence of any event other than failure of the primary obligor to pay upon final maturity (whether by acceleration or otherwise).

“Continuing Directors” means (a) all members of the Board of Directors of the Borrower who have held office continually since the Effective Date, and (b) all members of the Board of Directors of the Borrower who were elected as directors after the Effective Date and whose nomination for election was approved by a vote of at least 50% of the Continuing Directors.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Sustainability Structuring Agents” means Barclays Bank PLC and MUFG Bank, Ltd., in their respective capacities as co-sustainability structuring agents for the Lenders hereunder.

“Co-Syndication Agents” means JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., in their respective capacities as co-syndication agents for the Lenders hereunder.

“Credit Documents” means (a) this Agreement, any promissory notes executed pursuant to Section 2.10, and any Assignment and Assumptions, (b) any certificates, opinions and other documents required to be delivered pursuant to Section 3.01 and (c) any other documents delivered by the Borrower pursuant to or in connection with any one or more of the foregoing.

“Creditor Party” means the Administrative Agent, any LC Bank or any other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a)(i) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, plus (ii) 0.15% and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt for Borrowed Money” means, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Capital Lease obligations of such Person, and (d) all obligations of such Person under synthetic leases, tax retention operating leases, off-balance sheet loans or other off-balance sheet financing products that, for tax purposes, are considered indebtedness for borrowed money of the lessee but are classified as operating leases under GAAP.

“Debt to Capitalization Ratio” means, at any time, the ratio of Consolidated Debt to Consolidated Capitalization.

“Debtor Relief Laws” means the Federal Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Creditor Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding set forth in Section 3.02 (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Creditor Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement set forth in Section 3.02 cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Creditor Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Creditor Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Capital Stock by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. For all purposes under the Credit Documents, in connection with any Division: (a) if any asset, right, obligation or liability of any Dividing Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which this Agreement has been executed and delivered by each of the Borrower, the Co-Syndication Agents, the Co-Documentation Agents, the initial Lenders, the LC Banks and the Administrative Agent.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including (i) e-mail, (ii) e-fax, (iii) Intralinks®, Syndtrak®, ClearPar® and (iv) any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means any and all foreign, federal, state, local or municipal laws (including, without limitation, common laws), rules, orders, regulations, statutes, ordinances, codes, decrees, judgments, awards, writs, injunctions, requirements of any Governmental Authority or other requirements of law regulating, relating to or imposing liability or standards of conduct concerning, pollution, waste, industrial hygiene, occupational safety or health, the presence, transport, manufacture, generation, use, handling, treatment, distribution, storage, disposal or release of Hazardous Materials, or protection of human health, plant life or animal life, natural resources or the environment, as now or at any time hereafter in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person who, for purposes of Title IV of ERISA, is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) a reportable event, within the meaning of Section 4043 of ERISA, with respect to a Plan unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) and 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (d) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, for which Section 303(k) of ERISA imposes a lien for failure to make required payments, or (e) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which may reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

“ESG Amendment” has the meaning assigned to such term in Section 2.24(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VIII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on (or measured by) its net income or net earnings (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(e) or (f), and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Fifth Amended and Restated Revolving Credit Agreement, dated as of February 20, 2019, by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent.

“Existing Letters of Credit” means the Letters of Credit listed in Schedule 2.04.

“Existing Termination Date” has the meaning assigned to such term in Section 2.21(a).

“Extending Lender” has the meaning assigned to such term in Section 2.21(b).

“Extension Date” has the meaning assigned to such term in Section 2.21(a).

“Extension of Credit” means (a) the making by any Lender of a Revolving Loan, (b) the issuance of a Letter of Credit by any LC Bank or (c) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof, increasing the LC Outstandings, or otherwise altering any of the material terms or conditions thereof.

“Facility Fee” has the meaning set forth in Section 2.12.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.) as now or hereafter in effect, or any successor statute.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Floor” means a rate of interest equal to 0.0%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) and (f).

“Governmental Authority” means the government of the United States of America, any other nation, or any political subdivision of the United States of America or any other nation, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Hazardous Materials” means any asbestos; flammables; volatile hydrocarbons; industrial solvents; explosive or radioactive materials; hazardous wastes; toxic substances; liquefied natural gas; natural gas liquids; synthetic gas; oil, petroleum, or related materials and any constituents, derivatives, or byproducts thereof or additives thereto; or any other material, substance, waste, element or compound (including any product) regulated pursuant to any Environmental Law, including, without limitation, substances defined as “hazardous substances,” “hazardous materials,” “contaminants,” “pollutants,” “hazardous wastes,” “toxic substances,” “solid waste,” or “extremely hazardous substances” in (i) CERCLA, (ii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., (iii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (iv) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq., (v) the Clean Air Act, 42 U.S.C. Section 7401 et seq., (vi) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., (vii) the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., or (viii) foreign, state, local or municipal law, in each case, as may be amended from time to time.

“Hybrid Securities” means, on any date, any securities, other than common stock, issued by the Borrower or a Hybrid Vehicle that meet the following criteria: (a) at the time of issuance and at the time of any amendment, restatement or other modification of the related indenture or other operative documentation in respect of such securities, such securities are classified as possessing a minimum of “intermediate equity content” by S&P, Basket B equity credit by Moody’s, and 50% equity credit by Fitch Ratings Ltd. (or any successor) (or the equivalent classifications then in effect by such agencies), (b) such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to a date at least 91 days after the Termination Date and (c) the claims of holders of any such securities are subordinated to the claims of the Administrative Agent and the Lenders in respect of the Obligations on terms reasonably satisfactory to the Arrangers. As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock of the Borrower or the applicable Hybrid Vehicle.

“Hybrid Vehicle” means a special purpose subsidiary directly owned by the Borrower, or a trust formed by the Borrower, in each case for the sole purpose of issuing Hybrid Securities and which conducts no business other than the issuance of Hybrid Securities and activities incidental thereto.

“Increasing Lender” has the meaning set forth in Section 2.22.

“Indebtedness” of any Person means (without duplication) (a) Debt for Borrowed Money, (b) obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business which are not overdue, (c) all obligations, contingent or otherwise, of such Person in respect of any letters of credit, bankers’ acceptances or interest rate, currency or commodity swap, cap or floor arrangements, (d) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (e) all amounts payable by such Person in connection with mandatory redemptions or repurchases of preferred stock, and (f) obligations of such Person under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 11.03.

“Index Debt” means the senior unsecured long-term debt securities of the Borrower, without third-party credit enhancement provided by a Person other than the Borrower.

“Ineligible Institution” has the meaning assigned to such term in Section 11.04(b).

“Information” has the meaning set forth in Section 11.12.

“Initial LC Bank” means each of the Lead Lenders.

“Insufficiency” means, with respect to any Plan, the amount, if any, by which the present value of all vested and unvested accrued benefits under such Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan using actuarial assumptions used in determining such Plan’s target normal cost for purposes of Section 430(b) of the Code.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, the day that is three months after the first day of such Interest Period and (c) with respect to any Loan, the Termination Date.

“Interest Period” means with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“LC Bank” means the Initial LC Banks or any other Lender approved by the Borrower and the Administrative Agent that may agree to issue Letters of Credit pursuant to an agreement in form satisfactory to the Borrower and the Administrative Agent, so long as such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an LC Bank and notifies the Administrative Agent of its applicable lending office (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial LC Bank or Lender, as the case may be, shall have a Letter of Credit Commitment.

“LC Exposure” means, at any time, the sum of (a) the LC Outstandings at such time plus (b) the aggregate amount of all Unreimbursed LC Disbursements at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Outstandings” means, for any date of determination, the aggregate maximum amount available to be drawn under all Letters of Credit outstanding on such date (assuming the satisfaction of all conditions for drawing enumerated therein).

“LC Risk Participation Fee” has the meaning set forth in Section 2.12.

“Lead Lenders” means Barclays, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Credit Suisse AG, New York Branch, Wells Fargo Bank, National Association and Bank of America, National Association.

“Lender Notice Date” has the meaning assigned to such term in Section 2.21(b).

“Lenders” means (a) the Persons listed on Schedule 2.01, including any such Person identified thereon or in the signature pages hereto as a Lead Arranger, and any other Person that shall have become a party hereto pursuant to Section 2.22 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and (b) if and to the extent so provided in Section 2.04(c), the applicable LC Bank. For the avoidance of doubt, the term “Lenders” excludes the Departing Lenders.

“Letter of Credit” means a standby letter of credit issued by the applicable LC Bank pursuant to the terms of this Agreement, together with the Existing Letters of Credit deemed issued hereunder pursuant to Section 2.04(h), in each case, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.

“Letter of Credit Commitment” means, with respect to each LC Bank, the obligation of such LC Bank to issue Letters of Credit for the account of the Borrower from time to time in an aggregate amount up to $25,000,000 (or such larger amount as may be separately agreed to in writing by such LC Bank and the Borrower and notified to the Administrative Agent). The Letter of Credit Commitment is part of, and not in addition to, the Commitments.

“Lien” has the meaning set forth in Section 6.01(a).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Mandatorily Convertible Securities” means any mandatorily convertible equity-linked securities issued by the Borrower or a Hybrid Vehicle that meet the following criteria: (a) such securities require no repayments or prepayments and no mandatory redemptions or repurchases (other than repayments, prepayments, redemptions or repurchases that are to be settled by the issuance of equity securities by the Borrower), in each case prior to at least 91 days after the Termination Date and (b) the claims of holders of any such securities are subordinated to the claims of the Administrative Agent and the Lenders in respect of the Obligations on terms reasonably satisfactory to the Arrangers. As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock of the Borrower.

“Margin Stock” means margin stock within the meaning of Regulations U and X issued by the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) the validity or enforceability of any of Credit Documents or the rights, remedies and benefits available to the Administrative Agent and the Lenders thereunder; or (c) the ability of the Borrower to consummate the Transactions.

“Material Subsidiary” means at any time NIPSCO, and each Subsidiary of the Borrower, other than NIPSCO, in respect of which:

(a) the Borrower’s and its other Subsidiaries’ investments in and advances to such Subsidiary and its Subsidiaries exceed 10% of the consolidated total assets of the Borrower and its Subsidiaries taken as a whole, as of the end of the most recent fiscal year; or

(b) the Borrower’s and its other Subsidiaries’ proportionate interest in the total assets (after intercompany eliminations) of such Subsidiary and its Subsidiaries exceeds 10% of the consolidated total assets of the Borrower and its Subsidiaries as of the end of the most recent fiscal year; or

(c) the Borrower’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary and its Subsidiaries exceeds 10% of the consolidated income of the Borrower and its Subsidiaries for the most recent fiscal year.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which the Borrower or an ERISA Affiliate makes, or is required to make, contributions or otherwise has any liability (including contingent liability).

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates, or (b) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated.

“NIPSCO” means Northern Indiana Public Service Company, an Indiana corporation.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.02 and (ii) has been approved by the Required Lenders.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.21(b).

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.04(j).

“Non-Recourse Debt” means Indebtedness of the Borrower or any of its Subsidiaries which is incurred in connection with the acquisition, construction, sale, transfer or other Disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.

“Obligations” means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing and whenever incurred (including, without limitation, after the commencement of any bankruptcy proceeding), owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, documentary or similar Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Loans” means, as to any Lender at any time, the aggregate principal amount of all Loans made or maintained by such Lender then outstanding.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 11.04.

“Participant Register” has the meaning set forth in Section 11.04.

“Payment” has the meaning assigned to such term in Section 9.02(a).

“Payment Notice” has the meaning assigned to such term in Section 9.02(b).

“Payment Recipient” has the meaning assigned to such term in Section 9.02(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.

“Pricing Grid” means the pricing grid attached hereto as Annex A.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent).

“Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant or term, the calculation thereof after giving effect on a pro forma basis to the change in such calculation required by the applicable provision hereof, and otherwise on a basis in accordance with GAAP as used in the preparation of the latest financial statements provided pursuant to Section 5.01(h)(i) or (ii) and otherwise reasonably satisfactory to the Administrative Agent.

“Project” means an energy or power generation, transmission or distribution facility (including, without limitation, a thermal energy generation, transmission or distribution facility and an electric power generation, transmission or distribution facility (including, without limitation, a cogeneration facility)), a gas production, transportation or distribution facility, or a minerals extraction, processing or distribution facility, together with (a) all related electric power transmission, fuel supply and fuel transportation facilities and power supply, thermal energy supply, gas supply, minerals supply and fuel contracts, (b) other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management, servicing, ownership or operation of such facility, (c) contractual arrangements with customers, suppliers and contractors in respect of such facility, and (d) any infrastructure facility related to such facility, including, without limitation, for the treatment or management of waste water or the treatment or remediation of waste, pollution or potential pollutants.

“Project Financing” means any tax equity investment in, or Indebtedness incurred by, a Project Financing Subsidiary to finance (a) the development and operation of the Project such Project Financing Subsidiary was formed to develop or (b) activities incidental thereto; provided that such Indebtedness or tax equity investment does not include recourse to the Borrower or any of its other Subsidiaries other than (x) recourse to the Capital Stock in any such Project Financing Subsidiary, and (y) recourse pursuant to a Contingent Guaranty.

“Project Financing Subsidiary” means any Subsidiary of the Borrower (a) that (i) is not a Material Subsidiary, and (ii) whose principal purpose is to develop a Project and activities incidental thereto (including, without limitation, the financing and operation of such Project), or to become a partner, member or other equity participant in a partnership, limited liability company or other entity having such a principal purpose, and (b) substantially all the assets of which are limited to the assets relating to the Project being developed or Capital Stock in such partnership, limited liability company or other entity (and substantially all of the assets of any such partnership, limited liability company or other entity are limited to the assets relating to such Project); provided that such Subsidiary incurs no Indebtedness other than in respect of a Project Financing.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender.

“Referenced Annual Financial Statements” means the consolidated balance sheet of the Borrower and its Subsidiaries dated as of December 31, 2020, and related statements of income, statements of cash flows and common shareholders’ equity of the Borrower and its Subsidiaries for the fiscal year then ended.

“Referenced Quarterly Financial Statements” means the unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated as of September 30, 2021, and related statements of income, statements of cash flows and common shareholders’ equity of the Borrower and its Subsidiaries for nine-month period then ended.

“Register” has the meaning set forth in Section 11.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Request for Issuance” has the meaning set forth in Section 2.04.

“Required Lenders” means, subject to the terms of Section 2.20, Lenders having more than 50% in aggregate amount of the Commitments, or if the Commitments shall have been terminated, of the Total Outstanding Principal.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of the Borrower means any of (a) the President, the chief financial officer, the chief accounting officer and the Treasurer of the Borrower and (b) any other officer of the Borrower whose responsibilities include monitoring compliance with this Agreement.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.02.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means, at any time, a region, country or territory which is, or whose government is, the subject or target of any Sanctions (at the date of this Credit Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union or any EU member state, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) any Person controlled by any such Person or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union Member State or Her Majesty’s Treasury of the United Kingdom.

“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the website of the SOFR Administrator, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time) on the immediately succeeding U.S. Government Securities Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR or Daily Simple SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such corporation or other entity (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person.

“Substantial Subsidiaries” has the meaning set forth in Section 8.01.

“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles (as published in May 2021 and updated in July 2021 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, penalties and additions to tax imposed thereon or in connection therewith.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means a Borrowing that bears interest at a rate based on Term SOFR (including, for the avoidance of doubt, Adjusted Term SOFR).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR (including, for the avoidance of doubt, Adjusted Term SOFR).

“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Termination Date” means the earlier of (a) February 18, 2027 (or such later date pursuant to an extension in accordance with the terms of Section 2.21) and (b) the date upon which the Commitments are terminated pursuant to Section 8.1 or otherwise.

“Total Outstanding Principal” means the aggregate amount of the Outstanding Loans of all Lenders plus the aggregate LC Exposure.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the Borrowing of Loans and issuances of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR (including, for the avoidance of doubt, Adjusted Term SOFR) or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unreimbursed LC Disbursement” means the unpaid obligation (or, if the context so requires, the amount of such obligation) of the Borrower to reimburse the applicable LC Bank for a payment made by such LC Bank under a Letter of Credit, but shall not include any portion of such obligation that has been repaid with the proceeds of, or converted to, Loans hereunder.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.17(e).

“Utility Subsidiary” means a Subsidiary of the Borrower that is subject to regulation by a Governmental Authority (federal, state or otherwise) having authority to regulate utilities, and any Wholly-Owned Subsidiary thereof.

“Wholly-Owned Subsidiary” means, with respect to any Person, any corporation or other entity of which all of the outstanding shares of stock or other ownership interests in which, other than directors’ qualifying shares (or the equivalent thereof), are at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Sections 4201, 4203 and 4205 of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “or” shall not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The terms “knowledge of”, “awareness of” and “receipt of notice of” in relation to the Borrower, and other similar expressions, mean knowledge of, awareness of, or receipt of notice by, a Responsible Officer of the Borrower.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Staff Position APB 14-1 to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05. Amendment and Restatement of the Existing Credit Agreement.

The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 3.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Credit Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Credit Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Credit Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Credit Documents, (b) the Existing Letters of Credit which remain outstanding on the Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Obligations under this Agreement and the other Credit Documents (subject to clause (f) below), (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that (i) each such Lender’s Revolving Credit Exposure and outstanding Revolving Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Effective Date and (ii) each “Eurodollar Loan” under the Existing Credit Agreement is converted to a “Term SOFR Loan” hereunder as of the Effective Date pursuant to Section 2.06(f), (e) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender (including the Departing Lenders) in connection with the sale, assignment, or conversion of any Loans (including the “Eurodollar Loans” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 hereof and (f) each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, contingent indemnity obligations and other contingent obligations owing to it under the “Credit Documents” as defined in the Existing Credit Agreement) and the Departing Lenders shall not be Lenders hereunder.

SECTION 1.06. Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, Adjusted Term SOFR, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, Adjusted Term SOFR, Term SOFR, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, Adjusted Term SOFR, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the sum of the Revolving Credit Exposures of all of the Lenders exceeding the Aggregate Commitments.

(b) [Reserved].

(c) Subject to the terms and conditions set forth herein, each LC Bank agrees to issue, extend or amend Letters of Credit and each Lender severally agrees to participate in such Letters of Credit, in each case as set forth herein, from time to time during the Availability Period in an aggregate stated amount that will not result in (i) the aggregate LC Outstandings under this Agreement exceeding $150,000,000, (ii) any Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (iii) the aggregate LC Outstandings of all Letters of Credit issued by any LC Bank exceeding at any time such LC Bank’s Letter of Credit Commitment or (iv) the sum of the Revolving Credit Exposures of all of the Lenders exceeding the Aggregate Commitments.

(d) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans and request the issuance, extension or amendment of Letters of Credit.

SECTION 2.02. Revolving Loans and Revolving Borrowings; Requests for Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14 and Section 2.23, each Revolving Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans or some combination thereof as the Borrower may request in accordance herewith. Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term SOFR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term SOFR Borrowings outstanding under this Agreement.

(d) To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by email (i) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing; or (ii) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such email Borrowing Request shall be irrevocable and shall be confirmed promptly by email, hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit C (or such other form as shall be approved by the Administrative Agent) signed by an Authorized Officer of the Borrower. Each such email and written Borrowing Request shall specify the following information:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing and the aggregate amount of each Type of Borrowing (if applicable); and

(iv) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(e) Notwithstanding any other provision of this Agreement, (i) the Borrower shall not be entitled to request, or to elect to convert or continue, any Term SOFR Borrowing if the Interest Period requested with respect thereto would end after the Termination Date and (ii) the Borrower shall not be entitled to request any Borrowing based on Daily Simple SOFR (which shall apply only as a fallback rate pursuant to Section 2.23).

SECTION 2.03. [Reserved].

SECTION 2.04. Letters of Credit

(a) LC Banks. Subject to the terms and conditions hereof, the Borrower may from time to time request any LC Bank to issue, extend or amend one or more Letters of Credit hereunder. Any such request by the Borrower shall be notified to the Administrative Agent at least five Business Days prior to the date upon which the Borrower proposes that the applicable LC Bank issue, extend or amend such Letter of Credit and in the case of an extension request, shall be in substantially the form of Exhibit E (or such other form as shall be approved by the Administrative Agent and the applicable LC Bank) accompanied by the letter of credit application form of the LC Bank appropriately completed and signed by a Responsible Officer of the Borrower including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable LC Bank. At no time shall (i) the aggregate LC Outstandings exceed the sum of the Commitments, (ii) the sum of the aggregate LC Outstandings under this Agreement exceed $150,000,000 or (iii) the aggregate LC Outstandings of all Letters of Credit issued by any LC Bank exceed at any time such LC Bank’s Letter of Credit Commitment. No LC Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Bank from issuing such Letter of Credit, or any Law applicable to such LC Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Bank shall prohibit, or request that such LC Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such LC Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such LC Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such LC Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such LC Bank in good faith deems material to it, (ii) the issuance of such Letter of Credit would violate one or more policies of such LC Bank applicable to letters of credit generally (iii) except as otherwise agreed by the Administrative Agent and such LC Bank, such Letter of Credit is in an initial stated amount less than $10,000, (iv) such Letter of Credit is to be denominated in a currency other than Dollars or (v) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder. No LC Bank shall be under any obligation to amend or extend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

(b) Letters of Credit. Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than five Business Days’ prior written notice thereof to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the applicable LC Bank. Each such notice (a “Request for Issuance”) shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be (A) subject to Section 2.04(j), not more than twelve months after the date of issuance or last extension and (B) not later than five days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day)), (ii) the proposed stated amount of such Letter of Credit and (iii) such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified therefor in this Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than two days prior to the proposed date of issuance (or effectiveness) specified therein. If the applicable LC Bank shall have approved the form of such Letter of Credit (or such extension, modification or amendment thereof), such LC Bank shall not later than 11:00 A.M. (New York City time) on the proposed date specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and as otherwise agreed to between such LC Bank and the Borrower, issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent. The Administrative Agent shall furnish (x) to each Lender, a copy of such notice and (y) to each Lender that may so request, a copy of such Letter of Credit.

(c) Reimbursement on Demand. Subject to the provisions of Section 2.04(d) hereof, the Borrower hereby agrees to pay (whether with the proceeds of Loans made pursuant to this Agreement or otherwise) to the applicable LC Bank on demand (i) on and after each date on which such LC Bank shall pay any amount under any Letter of Credit issued by such LC Bank a sum equal to such amount so paid (which sum shall constitute a demand loan from such LC Bank to the Borrower from the date of such payment by such LC Bank until so paid by the Borrower), plus (ii) interest on any amount remaining unpaid by the Borrower to such LC Bank under clause (i), above, from the date such sum becomes payable on demand until payment in full, at a rate per annum which is equal to 2% plus the then applicable Alternate Base Rate until paid in full.

(d) Loans for Unreimbursed LC Disbursements. If any LC Bank shall make any payment under any Letter of Credit and if the conditions precedent set forth in Section 3.02 of this Agreement have been satisfied as of the date of such honor, then, each Lender’s payment made to such LC Bank pursuant to paragraph (c) of this Section 2.04 in respect of such Unreimbursed LC Disbursement shall be deemed to constitute an ABR Loan made for the account of the Borrower by such Lender. Each such ABR Loan shall mature and be due and payable on the earlier of (i) the first March 31, June 30, September 30 or December 31 to occur following the date such ABR Loan is made and (ii) the Termination Date.

(e) Participation; Reimbursement of the LC Banks.

(i) Upon the issuance of any Letter of Credit by any LC Bank (and, in the case of the Existing Letters of Credit, on the Effective Date), such LC Bank hereby sells and transfers to each Lender, and each Lender hereby acquires from such LC Bank, an undivided interest and participation to the extent of such Lender’s Applicable Percentage in and to such Letter of Credit, including the obligations of such LC Bank under and in respect thereof and the Borrower’s reimbursement and other obligations in respect thereof, whether now existing or hereafter arising.

(ii) If any LC Bank shall not have been reimbursed in full for any payment made by such LC Bank under any Letter of Credit issued by such LC Bank on the date of such payment, such LC Bank shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of such non-reimbursement and the amount thereof. Upon receipt of such notice from the Administrative Agent, each Lender shall pay to the Administrative Agent for the account of such LC Bank an amount equal to such Lender’s Applicable Percentage of such Unreimbursed LC Disbursement, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such LC Bank to the date of payment to such LC Bank by such Lender. All such payments by each Lender shall be made in United States dollars and in same day funds not later than 3:00 p.m. (New York City time) on the later to occur of (A) the Business Day immediately following the date of such payment by the applicable LC Bank and (B) the Business Day on which such Lender shall have received notice of such non-reimbursement; provided, however, that if such notice is received by such Lender later than 11:00 A.M. (New York City time) on such Business Day, such payment shall be payable on the next Business Day. Each Lender agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. If a Lender shall have paid to the applicable LC Bank its ratable portion of any Unreimbursed LC Disbursement, together with all interest thereon required by the second sentence of this subparagraph (ii), such Lender shall be entitled to receive its ratable share of all interest paid by the Borrower in respect of such Unreimbursed LC Disbursement. If such Lender shall have made such payment to the applicable LC Bank, but without all such interest thereon required by the second sentence of this subparagraph (ii), such Lender shall be entitled to receive its ratable share of the interest paid by the Borrower in respect of such Unreimbursed LC Disbursement only from the date it shall have paid all interest required by the second sentence of this subparagraph (ii).

(iii) The failure of any Lender to make any payment to the applicable LC Bank in accordance with subparagraph (ii) above, shall not relieve any other Lender of its obligation to make payment, but neither such LC Bank nor any Lender shall be responsible for the failure of any other Lender to make such payment. If any Lender shall fail to make any payment to the applicable LC Bank in accordance with subparagraph (ii) above, then such Lender shall pay to such LC Bank forthwith on demand such corresponding amount together with interest thereon, for each day until the date such amount is repaid to such LC Bank at the Federal Funds Effective Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

(f) Obligations Absolute. The payment obligations of each Lender under Section 2.04(e) and of the Borrower under Section 2.04(c) of this Agreement in respect of any payment under any Letter of Credit and any Loan made under Section 2.04(d) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto or to such Letter of Credit;

(ii) any amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

(iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any LC Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment in good faith by the applicable LC Bank under the Letter of Credit issued by such LC Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(g) Liability of LC Banks and the Lenders. The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the LC Banks, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the Borrower or any Lender shall have the right to bring suit against the applicable LC Bank, and such LC Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which were caused by such LC Bank’s wilful misconduct or gross negligence as determined by a court of competent jurisdiction in a final and non-appealable judgment, including such LC Bank’s wilful or grossly negligent failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable LC Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such LC Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by any LC Bank’s wilful misconduct or gross negligence as determined by a court of competent jurisdiction in a final and non-appealable judgment, and the obligation of the Borrower to reimburse the Lenders hereunder shall be absolute and unconditional, notwithstanding the gross negligence or wilful misconduct of any LC Bank.

(h) Transitional Provision. Subject to the satisfaction of the conditions contained in Sections 3.01 and 3.02, from and after the Effective Date the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to this Section 2.04.

(i) LC Bank Agreements. Unless otherwise requested by the Administrative Agent, each LC Bank shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such LC Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such LC Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such LC Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such LC Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(j) Auto-Extension Letters of Credit. If the Borrower so requests in any applicable request for a Letter of Credit pursuant to Section 2.04(a), each LC Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such LC Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day set forth in such Letter of Credit (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable LC Bank, the Borrower shall not be required to make a specific request to such LC Bank for any such extension. Any LC Bank that agrees to issue an Auto-Extension Letter of Credit shall notify the Administrative Agent of such issuance within five Business Days after the date of issuance thereof and shall notify the Administrative Agent of any prevention of extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable LC Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than five days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day); provided, however, that no LC Bank shall permit any such extension if such LC Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (including the applicable conditions specified in Section 3.02).

SECTION 2.05. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Term SOFR Borrowings, by 1:00 p.m., New York City time and (ii) in the case of ABR Borrowings, by 3:00 p.m., New York City time, in each case to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account established and maintained by the Borrower at the Administrative Agent’s office in New York City.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06. Interest Elections.

(a) Each Borrowing initially shall be of the Type or Types specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by email by the time that a Borrowing Request would be required under Section 2.02 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election; provided, however, with regard to any election pursuant to this Section 2.06 related to a Term SOFR Borrowing, notice of election shall be delivered not later than 11:00 a.m., New York City time, three (3) Business Days prior to the effective date of such election. Each such email Interest Election Request shall be irrevocable and shall be confirmed promptly by telecopy or email to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit G (or such other form as shall be approved by the Administrative Agent) and signed by the Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions of such Borrowing, the portions thereof to be allocated to each resulting Type of Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Type of Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. For the avoidance of doubt, the Borrower shall not be entitled to request that any Borrowing bear interest based on Daily Simple SOFR (which shall apply only as a fallback rate pursuant to Section 2.23).

(f) Notwithstanding anything to the contrary herein or any notice or other requirements for borrowing or conversion of Loans hereunder, the parties hereto agree that as of the Effective Date all outstanding “Eurodollar Loans”, if any, under the Existing Credit Agreement shall be converted to Term SOFR Loans with an Interest Period of one month.

SECTION 2.07. Mandatory Termination or Reduction of Commitments.

Unless previously terminated, the Commitments shall terminate on the Termination Date.

SECTION 2.08. Mandatory Prepayments.

(a) If at any time the Total Outstanding Principal exceeds the Aggregate Commitments then in effect for any reason whatsoever (including, without limitation, as a result of any reduction in the Aggregate Commitments pursuant to Section 2.09), the Borrower shall prepay Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to the final paragraph of Section 8.01, as applicable, in such aggregate amount (together with accrued interest thereon to the extent required by Section 2.13) as shall be necessary so that, after giving effect to such prepayment, the Total Outstanding Principal does not exceed the Aggregate Commitments.

(b) Each prepayment of Loans pursuant to this Section 2.08 shall be accompanied by the Borrower’s payment of any amounts payable under Section 2.16 in connection with such prepayment. Prepayments of Revolving Loans shall be applied ratably to the Loans so prepaid.

SECTION 2.09. Optional Reduction or Termination of Commitments.

(a) The Borrower may at any time terminate, or from time to time reduce, the Commitments (including the unused Letter of Credit Commitments of the LC Banks); provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Total Outstanding Principal would exceed the Aggregate Commitments thereafter in effect.

(b) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.09(a) at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent.

(c) Each reduction of the Commitments pursuant to this Section 2.09 shall be made ratably among the Lenders in accordance with their respective Commitments immediately preceding such reduction.

SECTION 2.10. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Termination Date and (ii) for the account of each Lender the then unpaid principal amount of each ABR Loan deemed to be made pursuant to Section 2.04(d) on the maturity date therefor as determined pursuant to Section 2.04(d).

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The Register and the corresponding entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in substantially the form of Exhibit F. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.11. Optional Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrower shall notify the Administrative Agent by telecopy or email of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Each such notice of prepayment shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a prepayment notice in substantially the form of Exhibit H (or such other form as shall be approved by the Administrative Agent) and signed by the Borrower. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02, it being understood that the foregoing minimum shall not apply to the prepayment in whole of the outstanding Revolving Loans of all Lenders. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Revolving Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and by any amounts payable under Section 2.16 in connection with such prepayment.

SECTION 2.12. Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (each a “Facility Fee”), which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit risk participation fee (each a “LC Risk Participation Fee”), which shall accrue at the Applicable Rate on the average daily amount of the LC Outstandings during the period from and including the Effective Date to but excluding the Termination Date or such later date as on which there shall cease to be any LC Outstandings. Accrued LC Risk Participation Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any LC Risk Participation Fees accruing after the date on which the Commitments terminate shall be payable on demand. All LC Risk Participation Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Borrower shall also pay to the LC Bank for its own account (x) a fronting fee, which fronting fee shall accrue at a per annum rate agreed upon between the Borrower and the applicable LC Bank on the average daily amount of such LC Outstandings in respect of all Letters of Credit issued by such LC Bank during the period each such Letter of Credit shall be outstanding, which fronting fee shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which such Letter of Credit terminates, and (y) documentary and processing charges in connection with the issuance, or modification cancellation, negotiation, or transfer of, and draws under Letters of Credit issued by such LC Bank in accordance with such LC Bank’s standard schedule for such charges as in effect from time to time.

(c) The Borrower agrees to pay to the Administrative Agent and each Arranger, in each case, for its own account and for the account of the other Persons entitled thereto, the fees provided for in the applicable fee letter dated January 23, 2019, executed and delivered with respect to the credit facility provided for herein, in each case, in the amounts and at the times set forth therein and in immediately available funds.

(d) All fees payable hereunder shall be paid in immediately available funds. Fees due and paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at a rate per annum equal to Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved].

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Term SOFR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Inability to Determine Rates; Illegality. (a) Subject to Section 2.23, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR or Term SOFR cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) or, failing that, in the case of any request for an affected Term SOFR Borrowing, then such request shall be ineffective, (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to Section 2.16. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR or Term SOFR cannot be determined pursuant to the definition thereof, in each case on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

(b) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR (including Adjusted Term SOFR), or to determine or charge interest rates based upon Term SOFR (including Adjusted Term SOFR), then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans shall be suspended, and (b) the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the Interest Payment Date therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR (including Adjusted Term SOFR). Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 2.16.

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar assessment or requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any LC Bank (except any such reserve requirement described in paragraph (e) of this Section);

(ii) impose on any Lender or any LC Bank or any applicable interbank market any other condition affecting this Agreement or Loans made by such Lender or participation therein or Unreimbursed LC Disbursements or Letters of Credit and participations therein; or

(iii) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, Letter of Credit Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or such LC Bank of making, continuing, converting to or maintaining any Loan or Unreimbursed LC Disbursement or issuing or maintaining Letters of Credit and participation interests therein (or of maintaining its obligation to make any such Loan or issue or participate in such Letter of Credit) or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such LC Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Administrative Agent, such Lender or such LC Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or such LC Bank for such additional costs incurred or reduction suffered.

(b) If any Lender or any LC Bank determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such LC Bank’s capital or on the capital of its holding company, if any, as a consequence of this Agreement to a level below that which such Lender or such LC Bank or its holding company could have achieved but for such Change in Law (taking into consideration its policies and the policies of its holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such LC Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

(c) A certificate of a Lender or the applicable LC Bank, as the case may be, setting forth the amount or amounts necessary to compensate it or its holding company as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any LC Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than ninety days prior to the date that such Lender or such LC Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of its intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Compensation for Losses. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for any actual loss, cost or expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (ii) if such Tax is an Indemnified Tax, then the amount payable shall be increased as necessary so that after making all required deductions (including deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Recipient and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or any LC Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or any LC Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A) and (ii)(B) and Section 2.17(f) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; and

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) If a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).

(i) Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(j) For purposes of this Section 2.17, the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.15, 2.16, 2.17 or 11.03, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office listed in Section 11.01(b), except that payments pursuant to Sections 2.15, 2.16, 2.17 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Obligations owing to it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of such Obligations and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of, or other Obligations owing to, other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans or other Obligations, as applicable; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any other Subsidiary or Affiliate of the Borrower (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e), 2.05(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Anti-Corruption Laws or Sanctions.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) Any Lender claiming reimbursement or compensation from the Borrower under either of Sections 2.15 and 2.17 for any losses, costs or other liabilities shall use reasonable efforts (including, without limitation, reasonable efforts to designate a different lending office of such Lender for funding or booking its Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates) to mitigate the amount of such losses, costs and other liabilities, if such efforts can be made and such mitigation can be accomplished without such Lender suffering (i) any economic disadvantage for which such Lender does not receive full indemnity from the Borrower under this Agreement or (ii) otherwise be disadvantageous to such Lender.

(b) In determining the amount of any claim for reimbursement or compensation under Sections 2.15 and 2.17, each Lender will use reasonable methods of calculation consistent with such methods customarily employed by such Lender in similar situations.

(c) Each Lender will notify the Borrower either directly or through the Administrative Agent of any event giving rise to a claim under Section 2.15 or Section 2.17 promptly after the occurrence thereof which notice shall be accompanied by a certificate of such Lender setting forth in reasonable detail the circumstances of such claim.

(d) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04, provided that the Administrative Agent may, in its sole discretion, elect to waive the $3,500 processing and recordation fee in connection therewith), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and each LC Bank, which consent, in the case of the Administrative Agent, shall not unreasonably be withheld and, in the case of each LC Bank, may be given or withheld in the sole discretion of such LC Bank, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) so long as no Default shall be continuing, all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and to the extent the sum of each non-Defaulting Lender’s Revolving Credit Exposure and LC Exposure does not exceed such non-Defaulting Lender’s Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent cash collateralize for the benefit of the applicable LC Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in the last paragraph of Section 8.01 for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) or the applicable LC Bank pursuant to Section 2.12(b)(x) (solely with respect to any fronting fee), in each case with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any LC Bank or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable LC Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, no LC Bank shall be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that (i) the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and (ii) participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any LC Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no LC Bank shall be required to issue, amend or increase any Letter of Credit, unless the applicable LC Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the applicable LC Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the LC Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21. Extension of Termination Date.

(a) The Borrower may at any time and from time to time not less than ten (10) Business Days prior to any anniversary of the Effective Date (other than the Termination Date), by notice to the Administrative Agent (who shall promptly notify the Lenders), request that each Lender extend (each such date on which an extension occurs, an “Extension Date”) such Lender’s then effective Termination Date (the “Existing Termination Date”) to the date that is one year after such Lender’s Existing Termination Date; provided, that if any requested Extension Date is not a Business Day, such Extension Date shall be the immediately succeeding Business Day.

(b) Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is ten (10) Business Days after the date on which the Administrative Agent received the Borrower’s extension request (and in any event, prior to the proposed Extension Date) (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Termination Date, an “Extending Lender”). Each Lender that determines not to so extend its Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Termination Date.

(c) The Administrative Agent shall promptly notify the Borrower of each Lender’s determination under this Section.

(d) The Borrower shall have the right, but shall not be obligated, on or before the applicable Termination Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Administrative Agent and the LC Banks, which approval shall not be unreasonably withheld or delayed, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 11.04, with the Borrower obligated to pay any applicable processing or recordation fee; provided, that the Administrative Agent may, in its sole discretion, elect to waive the $3,500 processing and recordation fee in connection therewith) with such Non-Extending

Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Termination Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrower (which notice shall set forth such Lender’s new Termination Date), to become an Extending Lender. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide solely for any such extensions with the consent of the Borrower but without the consent of any other Lenders.

(e) If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Termination Date and the new or increased Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the then Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the immediately preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder. For purposes of clarity, it is acknowledged and agreed that the Termination Date on any date of determination shall not be a date more than five (5) years after such date of determination, whether such determination is made before or after giving effect to any extension request made hereunder.

(f) Notwithstanding the foregoing, (x) no more than two (2) extensions of the Termination Date shall be permitted hereunder and (y) any extension of any Revolving Termination Date pursuant to this Section 2.21 shall not be effective with respect to any Extending Lender unless:

(i) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii) the representations and warranties of the Borrower set forth in this Agreement are true and correct on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date); and

(iii) the Administrative Agent shall have received a certificate dated as of the applicable Extension Date from the Borrower signed by an Authorized Officer of the Borrower (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension.

(g) On the Termination Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Borrower shall repay such Non-Extending Lender in accordance with Section 2.09 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the Revolving Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h) This Section shall supersede any provisions in Section 2.18 or Section 11.02 to the contrary.

SECTION 2.22. Expansion Option. The Borrower may from time to time elect to increase the Commitments, in each case in an initial minimum amount of $50,000,000 and increments of $1,000,000 in excess thereof, so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $500,000,000. The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Commitments or provide new Commitments, as the case may be; provided that (i) each Increasing Lender and each Augmenting Lender shall be subject to the approval of the Borrower, the Administrative Agent and each LC Bank and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit J hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit K hereto. No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Commitments pursuant to this Section 2.22. Increases and new Commitments created pursuant to this Section 2.22 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, (A) the conditions set forth in Section 3.02 shall be satisfied or waived by the Required Lenders, each Increasing Lender and each Augmenting Lender and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower and (B) the Borrower shall be in compliance (on a pro forma basis) with the covenant contained in Article VII and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.02). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term SOFR Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.22 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time. In connection with any increase of the Commitments pursuant to this Section 2.22, any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent and each LC Bank, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent and each LC Bank to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

SECTION 2.23. Benchmark Replacement Setting. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. To the extent the Benchmark Replacement pursuant to this Section 2.23 is Daily Simple SOFR, all interest payments for any Loans bearing interest based on such Benchmark Replacement will be payable on the last Business Day of each March, June, September and December.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of Adjusted Term SOFR, Term SOFR, or any Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.23(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.23.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

SECTION 2.24. ESG Amendment. (a) After the Effective Date, the Borrower, in consultation with the Co-Sustainability Structuring Agents, shall be entitled in its sole discretion to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Borrower and its Subsidiaries. The Co-Sustainability Structuring Agents and the Borrower may amend this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG

Pricing Provisions”) into this Agreement, and any such ESG Amendment shall become effective upon the posting of such proposed ESG Amendment to all Lenders and the Borrower and the receipt by the Administrative Agent of executed signature pages and consents to such ESG Amendment from the Borrower, each Co-Sustainability Structuring Agent and Lenders comprising the Required Lenders. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Rate Adjustments”) to the otherwise applicable Applicable Rate for Term SOFR Loans, ABR Loans, LC Risk Participation Fees, and Facility Fees will be made; provided, further, that, the amount of such adjustments shall not exceed (i) in the case of the Applicable Rate for the Facility Fees, an increase and/or decrease of 0.01% in the aggregate for all KPIs and (ii) in the case of the Applicable Rate for Term SOFR Loans, ABR Loans, and LC Risk Participation Fees, an increase and/or decrease of 0.04% in the aggregate for all KPIs; provided, that, in no event shall the Applicable Rate for Term SOFR Loans, ABR Loans, LC Risk Participation Fees, or the Facility Fee be less than zero. The KPIs, the Borrower’s performance against the KPIs, and any related ESG Applicable Rate Pricing Adjustments resulting therefrom, will be determined based on certain Borrower certificates, reports and other documents, in each case, setting forth the calculation and measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and to be mutually agreed between the Borrower and the Co-Sustainability Structuring Agents (each acting reasonably). Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Lenders so long as such modification does not have the effect of reducing the Applicable Rate for Term SOFR Loans, ABR Loans, LC Risk Participation Fees, or the Facility Fee to a level not otherwise permitted by this Section 2.24.

(b) The Co-Sustainability Structuring Agents will assist the Borrower in (i) determining the ESG Pricing Provisions in connection with any proposed ESG Amendment and (ii) preparing informational materials focused on ESG to be used in connection with any proposed ESG Amendment.

(c) This Section 2.24 shall supersede any other clause or provision in Section 11.02 to the contrary.

ARTICLE III

CONDITIONS

SECTION 3.01. Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02).

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Lenders, the Administrative Agent, the Arrangers and each other Person entitled to the payment of fees or the reimbursement or payment of expenses, pursuant hereto or to those certain fee letters dated January 24, 2022, executed and delivered with respect to the credit facility provided for herein, shall have received all fees required to be paid by the Effective Date (including, without limitation, all fees owing on the Effective Date under Section 2.12(c) hereof), and all expenses for which invoices have been presented on or before the Effective Date.

(c) The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, and of all documents evidencing other necessary corporate action and governmental and regulatory approvals with respect to this Agreement.

(d) The Administrative Agent shall have received from the Borrower, to the extent generally available in the relevant jurisdiction, a copy of a certificate or certificates of the Secretary of State (or other appropriate public official) of the jurisdiction of its incorporation, dated reasonably near the Effective Date, (i) listing the charter of the Borrower and each amendment thereto on file in such office and certifying that such amendments are the only amendments to the Borrower’s charter on file in such office, and (ii) stating that the Borrower is duly incorporated and in good standing under the laws of the jurisdiction of its place of incorporation.

(e) (i) The Administrative Agent shall have received a certificate or certificates of the Borrower, signed on behalf of the Borrower by a Secretary, an Assistant Secretary or a Responsible Officer thereof, dated the Effective Date, certifying as to (A) the absence of any amendments to the charter of the Borrower since the date of the certificates referred to in paragraph (d) above, (B) a true and correct copy of the bylaws of the Borrower as in effect on the Effective Date, (C) the absence of any proceeding for the dissolution or liquidation of the Borrower, (D) the truth, in all material respects (provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by “materiality,” “Material Adverse Effect” or similar language in the text thereof), of the representations and warranties contained in the Credit Documents to which the Borrower is a party, as the case may be, as though made on and as of the Effective Date, and (E) the absence, as of the Effective Date, of any Default or Event of Default; and (ii) each of such certifications shall be true.

(f) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign, and signing, this Agreement and the other Credit Documents to be delivered hereunder on or before the Effective Date.

(g) The Administrative Agent shall have received from McGuireWoods LLP, counsel for the Borrower, a favorable opinion, substantially in the form of Exhibit B hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(h) The Administrative Agent and the Lenders shall have received, at least ten Business Days prior to the Effective Date (or such later date approved by the Administrative Agent) all documentation and other information that is required by the regulatory authorities under the applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act.

(i) To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered, at least five days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower, to each Lender who requests the same in writing at least ten days prior to the Effective Date.

SECTION 3.02. Conditions Precedent to Each Extension of Credit. The obligation of each Lender to make any Extension of Credit and of each LC Bank to issue, extend (other than an extension pursuant to an automatic extension provision set forth in the applicable Letter of Credit) or amend any Letter of Credit (including the initial Extension of Credit but excluding any conversion or continuation of any Loan), and any increase in Commitments pursuant to Section 2.22 shall be subject to the satisfaction (or waiver in accordance with Section 11.02) of each of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement (other than the representation and warranty set forth in Section 4.01(g)) shall be true and correct in all material respects on and as of the date of each Extension of Credit, the date of any such increase in Commitments pursuant to Section 2.22 and each Extension Date, except to the extent that such representations and warranties are specifically limited to a prior date, in which case such representations and warranties shall be true and correct in all material respects on and as of such prior date provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by “materiality,” “Material Adverse Effect” or similar language in the text thereof.

(b) After giving effect to (A) such Extension of Credit, together with all other Extensions of Credit to be made contemporaneously therewith, and (B) the repayment of any Loans or Unreimbursed LC Disbursements that are to be contemporaneously repaid at the time such Loan is made, such Extension of Credit will not result in the sum of the then Total Outstanding Principal exceeding the Aggregate Commitments.

(c) Such Extension of Credit will comply with all other applicable requirements of Article II, including, without limitation Sections 2.01, 2.02 and 2.04, as applicable.

(d) At the time of and immediately after giving effect to such Extension of Credit, no Default or Event of Default shall have occurred and be continuing or would result from such Extension of Credit or from the application of the proceeds thereof.

(e) At the time of and immediately after giving effect to any increase in Commitments pursuant to Section 2.22 no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(f) In the case of a Revolving Loan, the Administrative Agent shall have timely received a Borrowing Request; and, in the case of a Letter of Credit issuance, extension (other than an extension pursuant to an automatic extension provision set forth in the applicable Letter of Credit) or amendment, a Request for Issuance.

Each Extension of Credit and the acceptance by the Borrower of the benefits thereof shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing, in good standing, and authorized to transact business under the laws of the State of its incorporation.

(b) The execution, delivery and performance by the Borrower of the Credit Documents to which it is a party (i) are within the Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) the Borrower’s charter or by-laws, as the case may be, or (B) any law, rule or regulation, or any material Contractual Obligation or legal restriction, binding on or affecting the Borrower or any Material Subsidiary, as the case may be, and (iv) do not require the creation of any Lien on the property of the Borrower or any Material Subsidiary under any Contractual Obligation binding on or affecting the Borrower or any Material Subsidiary.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Borrower of this Agreement or any other Credit Document to which any of them is a party, except for such as (i) have been obtained or made and that are in full force and effect or (ii) are not presently required under applicable law and have not yet been applied for.

(d) Each Credit Document to which the Borrower is a party is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) The Referenced Annual Financial Statements, copies of which have been made available or furnished to each Lender, fairly present the financial condition of the Borrower and its Subsidiaries as at the date thereof and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied.

(f) The Referenced Quarterly Financial Statements, copies of which have been made available or furnished to each Lender, fairly present (subject to year end audit adjustments) the financial condition of the Borrower and its Subsidiaries as at the date thereof and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied.

(g) Since December 31, 2020, there has been no material adverse change in such condition or operations, or in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower.

(h) There is no pending or threatened action, proceeding or investigation affecting the Borrower before any court, governmental agency or other Governmental Authority or arbitrator that (taking into account the exhaustion of appeals) would have a Material Adverse Effect, or that (i) purports to affect the legality, validity or enforceability of this Agreement or any promissory notes executed pursuant hereto, or (ii) seeks to prohibit the ownership or operation, by the Borrower or any of its Material Subsidiaries, of all or a material portion of their respective businesses or assets.

(i) The Borrower and its Subsidiaries, taken as a whole, do not hold or carry Margin Stock having an aggregate value in excess of 10% of the value of their consolidated assets, and no part of the proceeds of any Loan or Letter of Credit hereunder will be used to buy or carry any Margin Stock.

(j) No ERISA Event has occurred, or is reasonably expected to occur, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

(k) Schedule SB (Actuarial Information) to the 2020 Annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and made available or furnished to each Lender, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule SB there has been no adverse change in such funding status which may reasonably be expected to have a Material Adverse Effect.

(l) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which may reasonably be expected to have a Material Adverse Effect.

(m) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be terminated, within the meaning of Title IV of ERISA, in either such case, that could reasonably be expected to have a Material Adverse Effect.

(n) The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(o) The Borrower has filed all federal, state and other material income tax returns required to be filed by it and has paid or caused to be paid all taxes due for the periods covered thereby, including interest and penalties, except for any such taxes, interest or penalties which are being contested in good faith and by proper proceedings and in respect of which the Borrower has set aside adequate reserves for the payment thereof in accordance with GAAP.

(p) The Borrower and its Subsidiaries are and have been in compliance with all laws (including, without limitation, all Environmental Laws), except to the extent that any failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(q) No Subsidiary of the Borrower is party to, or otherwise bound by, any agreement that prohibits such Subsidiary from making any payments, directly or indirectly, to the Borrower, by way of dividends, advances, repayment of loans or advances, reimbursements of management or other intercompany charges, expenses and accruals or other returns on investment, or any other agreement that restricts the ability of such Subsidiary to make any payment, directly or indirectly, to the Borrower, other than prohibitions and restrictions permitted to exist under Section 6.01(e).

(r) The information, exhibits and reports furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Credit Documents, taken as a whole, do not contain any material misstatement of fact and do not omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances made.

(s) The Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower and its Subsidiaries, its respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or its Subsidiaries or, to the knowledge of the Borrower or its Subsidiaries, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries which agent will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds hereunder or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

(t) The Borrower is not an Affected Financial Institution.

(u) The information included in each Beneficial Ownership Certification is true and correct in all respects.

(v) None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions hereunder, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01. Affirmative Covenants. So long as any Lender shall have any Commitment hereunder or any principal of any Loan, Unreimbursed LC Disbursement, interest or fees payable hereunder shall remain unpaid or any Letter of Credit shall remain outstanding, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

(a) Compliance with Laws, Etc. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, any of the foregoing relating to employee health and safety or public utilities and all Environmental Laws), unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect and (ii) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b) Maintenance of Properties, Etc. Maintain and preserve, and cause each Material Subsidiary to maintain and preserve, all of its material properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, if the failure to do so could reasonably be expected to have a Material Adverse Effect.

(c) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) except to the extent the failure to do so could not be reasonably be expected to result in a Material Adverse Effect, all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all legal claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually obtained by companies engaged in similar businesses of comparable size and financial strength and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, or, to the extent the Borrower or Subsidiary deems it reasonably prudent to do so, through its own program of self-insurance.

(e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as otherwise permitted under this Agreement; provided that no such Person shall be required to preserve any right or franchise with respect to which the Board of Directors of such Person has determined that the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to the Borrower or the Lenders.

(f) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, on not less than five Business Days’ notice (which notice shall be required only so long as no Default shall be occurred and be continuing), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with any of their respective officers and with their independent certified public accountants; subject, however, in all cases to the imposition of such conditions as the Borrower or Subsidiary shall deem necessary based on reasonable considerations of safety and security and provided that so long as no Default or Event of Default shall have occurred and be continuing, each Lender will be limited to one visit each year.

(g) Keeping of Books. (i) Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all material financial transactions and the assets and business of the Borrower and its Subsidiaries, and (ii) maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied.

(h) Reporting Requirements. Deliver to the Administrative Agent for distribution to the Lenders:

(i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower (or, if earlier, concurrently with the filing thereof with the Securities and Exchange Commission or any national securities exchange in accordance with applicable law or regulation), commencing with the fiscal quarter ending March 31, 2022, balance sheets and cash flow statements of the Borrower and its Consolidated Subsidiaries in comparative form as of the end of such quarter and statements of income, statements of common shareholders’ equity of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such quarter, each prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments, certified by the chief financial officer of the Borrower.

(ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, concurrently with the filing thereof with the Securities and Exchange Commission or any national securities exchange in accordance with applicable law or regulation), commencing with the fiscal year ended December 31, 2021, a copy of the audit report for such year for the Borrower and its Consolidated Subsidiaries containing balance sheets and cash flow statements of the Borrower and its Consolidated Subsidiaries and statements of income, statements of common shareholders’ equity of the Borrower and its Consolidated Subsidiaries for such year prepared in accordance with generally accepted accounting principles consistently applied as reported on by independent certified public accountants of recognized national standing acceptable to the Required Lenders, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards;

(iii) concurrently with the delivery of financial statements pursuant to clauses (i) and (ii) above or the notice relating thereto contemplated by the final sentence of this Section 5.01(h), a certificate of a senior financial officer of the Borrower (A) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken and proposes to take with respect thereto), and (B) setting forth calculations, in reasonable detail, establishing Borrower’s compliance (the first test period for the delivery of such certificate to be for the period ended December 31, 2021), as at the end of such fiscal quarter, with the financial covenant contained in Article VII;

(iv) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

(v) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its stockholders, and copies of all reports and registration statements (other than registration statements filed on Form S-8) that the Borrower or any Subsidiary of the Borrower files with the Securities and Exchange Commission;

(vi) promptly and in any event within 10 days after the Borrower knows or has reason to know that any material ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or any affected ERISA Affiliate proposes to take with respect thereto;

(vii) promptly and in any event within two Business Days after receipt thereof by the Borrower (or knowledge being obtained by the Borrower of the receipt thereof by any ERISA Affiliate), copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(viii) promptly and in any event within five Business Days after receipt thereof by the Borrower (or knowledge being obtained by the Borrower of the receipt thereof by any ERISA Affiliate) from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition on the Borrower or any ERISA Affiliate of material Withdrawal Liability by a Multiemployer Plan, (B) the termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (C) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B) above;

(ix) promptly after the Borrower has knowledge of the commencement thereof, notice of any actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any Material Subsidiary of the type described in Section 4.01(h);

(x) promptly after the Borrower knows of any change in the rating of the Index Debt by S&P or Moody’s, a notice of such changed rating;

(xi) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; and

(xii) (1) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request and (2) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Act or other applicable anti-money laundering laws.

Notwithstanding the foregoing, the Borrower’s obligations to deliver the documents or information required under any of clauses (i), (ii) and (v) above shall be deemed to be satisfied upon (x) the relevant documents or information being publicly available on the Borrower’s website or other publicly available electronic medium (such as EDGAR) within the time period required by such clause, and (y) the delivery by the Borrower of notice to the Administrative Agent for distribution to the Lenders, within the time period required by such clause, that such documents or information are so available.

(i) Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit hereunder for working capital and other general corporate purposes, and not request any Extensions of Credit, nor use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit directly or indirectly (i) for the purpose of funding, financing or facilitating any acquisition for which the Board of Directors of the Person to be acquired (or whose assets are to be acquired) shall have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn), (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iv) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(j) Ratings. At all times maintain ratings by both Moody’s and S&P with respect to the Index Debt.

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01. Negative Covenants. So long as any Lender shall have any Commitment hereunder or any principal of any Loan, Unreimbursed LC Disbursement, interest or fees payable hereunder shall remain unpaid or any Letter of Credit shall remain outstanding, the Borrower will not, without the written consent of the Required Lenders:

(a) Limitation on Liens. Create or suffer to exist, or permit any of its Subsidiaries (other than a Utility Subsidiary) to create or suffer to exist, any lien, security interest, or other charge or encumbrance (collectively, “Liens”) upon or with respect to any of its properties, whether now owned or hereafter acquired, or collaterally assign for security purposes, or permit any of its Subsidiaries (other than a Utility Subsidiary) to so assign any right to receive income in each case to secure or provide for or guarantee the payment of Debt for Borrowed Money of any Person, without in any such case effectively securing, prior to or concurrently with the creation, issuance, assumption or guaranty of any such Debt for Borrowed Money, the Obligations (together with, if the Borrower shall so determine, any other Debt for Borrowed Money of or guaranteed by the Borrower or any of its Subsidiaries ranking equally with the Loans and Unreimbursed LC Disbursements and then existing or thereafter created) equally and ratably with (or prior to) such Debt for Borrowed Money; provided, however, that the foregoing restrictions shall not apply to or prevent the creation or existence of:

(i) (A) Liens on any property acquired, constructed or improved by the Borrower or any of its Subsidiaries (other than a Utility Subsidiary) after the date of this Agreement that are created or assumed prior to, contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement; or (B) in addition to Liens contemplated by clauses (ii) and (iii) below, Liens on any property existing at the time of acquisition thereof, provided that the Liens shall not apply to any property theretofore owned by the Borrower or any such Subsidiary other than, in the case of any such construction or improvement, (1) unimproved real property on which the property so constructed or the improvement is located, (2) other property (or improvements thereon) that is an improvement to or is acquired or constructed for specific use with such acquired or constructed property (or improvement thereof), and (3) any rights and interests (A) under any agreements or other documents relating to, or (B) appurtenant to, the property being so constructed or improved or such other property;

(ii) existing Liens on any property or indebtedness of a corporation that is merged with or into or consolidated with the Borrower or any of its Subsidiaries; provided that such Lien was not created in contemplation of such merger or consolidation;

(iii) Liens on any property or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary of the Borrower; provided that such Lien was not created in contemplation of such occurrence;

(iv) Liens to secure Debt for Borrowed Money of a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower;

(v) Liens in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt for Borrowed Money incurred for the purpose of financing all or any part of the purchase price of the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt for Borrowed Money of the pollution control or industrial revenue bond type;

(vi) Liens on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration, drilling or development thereof or to secure Debt for Borrowed Money incurred to provide funds for any such purpose;

(vii) Liens existing on the date of this Agreement;

(viii) Liens for the sole purposes of extending, renewing or replacing in whole or in part Debt for Borrowed Money secured by any Lien referred to in the foregoing clauses (i) through (vii), inclusive, or this clause (viii); provided, however, that the principal amount of Debt for Borrowed Money secured thereby shall not exceed the principal amount of Debt for Borrowed Money so secured at the time of such extension, renewal or replacement (which, for purposes of this limitation as it applies to a synthetic lease, shall be deemed to be (x) the lessor’s original cost of the property subject to such lease at the time of extension, renewal or replacement, less (y) the aggregate amount of all prior payments under such lease allocated pursuant to the terms of such lease to reduce the principal amount of the lessor’s investment, and borrowings by the lessor, made to fund the original cost of the property), and that such extension, renewal or replacement shall be limited to all or a part of the property or indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(ix) Liens on any property or assets of a Project Financing Subsidiary, or on any Capital Stock in a Project Financing Subsidiary, in either such case, that secure only a Project Financing or a Contingent Guaranty that supports a Project Financing; or

(x) Any Lien, other than a Lien described in any of the foregoing clauses (i) through (ix), inclusive, to the extent that it secures Debt for Borrowed Money, or guaranties thereof, the outstanding principal balance of which at the time of creation of such Lien, when added to the aggregate principal balance of all Debt for Borrowed Money secured by Liens incurred under this clause (x) then outstanding, does not exceed $200,000,000.

If at any time the Borrower or any of its Subsidiaries shall create, issue, assume or guaranty any Debt for Borrowed Money secured by any Lien and the first paragraph of this Section 6.01(a) requires that the Loans be secured equally and ratably with such Debt for Borrowed Money, the Borrower shall promptly deliver to the Administrative Agent and each Lender:

(1) a certificate of a duly authorized officer of the Borrower stating that the covenant contained in the first paragraph of this Section 6.01(a) has been complied with; and

(2) an opinion of counsel acceptable to the Required Lenders to the effect that such covenant has been complied with and that all documents executed by the Borrower or any of its Subsidiaries in the performance of such covenant comply with the requirements of such covenant.

(b) Mergers, Etc. Merge or consolidate with or into, or consummate a Division as the Dividing Person, or reorganize in a jurisdiction outside the United States, or, except in a transaction permitted under paragraph (c) of this Section, convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except that:

(i) any Subsidiary of the Borrower may merge or consolidate with or transfer assets to or acquire assets from any other Subsidiary of the Borrower, provided that in the case of any such merger, consolidation, or transfer of assets to which NIPSCO is a party, the continuing or surviving Person shall be a Wholly-Owned Subsidiary of the Borrower; and

(ii) any Subsidiary of the Borrower may merge into the Borrower or transfer assets to the Borrower;

(iii) the Borrower or any Subsidiary of the Borrower may merge, or consolidate with or transfer all or substantially all of its assets to any other Person; provided that in each case under this clause (iii), immediately after giving effect thereto, (A) no Event of Default shall have occurred and be continuing (determined, for purposes of compliance with Article VII after giving effect to such transaction, on a pro forma basis as if such transaction had occurred on the last day of the Borrower’s fiscal quarter then most recently ended); (B) in the case of any such merger, consolidation or transfer of assets to which the Borrower is a party, the Borrower shall be the continuing or surviving corporation; (C) in the case of any such merger, consolidation, or transfer of assets to which NIPSCO is a party, NIPSCO shall be the continuing or surviving corporation and shall be a Wholly-Owned Subsidiary of the Borrower; and (D) the Index Debt shall be rated at least BBB- by S&P and at least Baa3 by Moody’s.

(c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise Dispose of, or permit any of their respective Subsidiaries to sell, lease, transfer or otherwise Dispose of (other than in connection with a transaction authorized by paragraph (b) of this Section) any substantial part of its assets; provided that the foregoing shall not prohibit (i) the realization on a Lien permitted to exist under Section 6.01(a); or (ii) any such sale, conveyance, lease, transfer or other Disposition that (A) (1) is for a price not materially less than the fair market value of such assets, (2) would not materially impair the ability of the Borrower to perform its obligations under this Agreement and (3) together with all other such sales, conveyances, leases, transfers and other Dispositions, would have no Material Adverse Effect, or (B) would not result in the sale, lease, transfer or other Disposition, in the aggregate, of more than 15% of the consolidated total assets of the Borrower and its Subsidiaries, determined in accordance with GAAP, on December 31, 2020.

(d) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in a Material Adverse Effect or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, that presents a material (in the reasonable opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan, if such termination could reasonably be expected to have a Material Adverse Effect.

(e) Certain Restrictions. Permit any of its Subsidiaries to enter into or permit to exist any agreement that by its terms prohibits such Subsidiary from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayment of loans or advances, reimbursements of management or other intercompany charges, expenses and accruals or other returns on investment, or any other agreement that restricts the ability of such Subsidiary to make any payment, directly or indirectly, to the Borrower; provided that the foregoing shall not apply to prohibitions and restrictions (i) imposed by applicable law, (ii) (A) imposed under an agreement in existence on the date of this Agreement, and (B) described on Schedule 6.01(e), (iii) existing with respect to a Subsidiary on the date it becomes a Subsidiary that are not created in contemplation thereof (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such prohibition or restriction), (iv) contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such prohibitions or restrictions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) imposed on a Project Financing Subsidiary in connection with a Project Financing, or (vi) that could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VII

FINANCIAL COVENANT

So long as any Lender shall have any Commitment hereunder or any principal of any Loan, Unreimbursed LC Disbursement, interest or fees payable hereunder shall remain unpaid or any Letter of Credit shall remain outstanding, the Borrower shall maintain a Debt to Capitalization Ratio of not more than 0.70 to 1.00.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Loan or Unreimbursed LC Disbursement when the same becomes due and payable or shall fail to pay any interest, fees or other amounts hereunder within three Business Days after when the same becomes due and payable; or

(b) Any representation or warranty made by the Borrower in any Credit Document or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect (or any such representation or warranty that was otherwise qualified by materiality shall prove to have been false or misleading in any respect) when made; or

(c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e), 5.01(f), 5.01(h)(other than clause (y) of the last paragraph thereof), 5.01(i), 6.01 or Article VII; or

(d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in any Credit Document on its part to be performed or observed (other than one identified in paragraph (a), (b) or (c) above) if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for thirty days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(e) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness (excluding Non-Recourse Debt) which is outstanding in a principal amount of at least $75,000,000 in the aggregate (but excluding the Loans) of the Borrower or such Subsidiary, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the scheduled maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(f) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower (but not instituted by the Borrower), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, the Borrower or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this paragraph (f); or

(g) One or more Subsidiaries of the Borrower in which the aggregate sum of (i) the amounts invested by the Borrower and its other Subsidiaries in the aggregate, by way of purchases of Capital Stock, Capital Leases, loans or otherwise, and (ii) the amount of recourse, whether contractual or as a matter of law (but excluding Non-Recourse Debt), available to creditors of such Subsidiary or Subsidiaries against the Borrower or any of its other Subsidiaries, is $125,000,000 or more (collectively, “Substantial Subsidiaries”) shall generally not pay their respective debts as such debts become due, or shall admit in writing their respective inability to pay their debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Substantial Subsidiaries seeking to adjudicate them bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of them or their respective debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for them or for any substantial part of their respective property and, in the case of any such proceeding instituted against Substantial Subsidiaries (but not instituted by the Borrower or any Subsidiary of the Borrower), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, the Substantial Subsidiaries or for any substantial part of their respective property) shall occur; or Substantial Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

(h) Any judgment or order for the payment of money in excess of $75,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) Any ERISA Event shall have occurred with respect to a Plan and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clauses (c) through (e) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $15,000,000 (when aggregated with paragraphs (j), (k) and (l) of this Section 8.01), and a Material Adverse Effect could reasonably be expected to occur as a result thereof; or

(j) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $15,000,000 or requires payments exceeding $15,000,000 per annum (in either case, when aggregated with paragraphs (i), (k) and (l) of this Section 8.01), and a Material Adverse Effect could reasonably be expected to occur as a result thereof; or

(k) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, if as a result of such termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the termination occurs by an amount exceeding $15,000,000 (when aggregated with paragraphs (i), (j) and (l) of this Section 8.01), and a Material Adverse Effect could reasonably be expected to occur as a result thereof; or

(l) The Borrower or any ERISA Affiliate shall have committed a failure described in Section 303(k)(1) of ERISA and the amount determined under Section 303(k)(3) of ERISA is equal to or greater than $15,000,000 (when aggregated with paragraphs (i), (j) and (k) of this Section 8.01), and a Material Adverse Effect could reasonably be expected to occur as a result thereof; or

(m) Any provision of the Credit Documents shall be held by a court of competent jurisdiction to be invalid or unenforceable against the Borrower, or the Borrower shall so assert in writing; or

(n) Any Change of Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitment of each Lender and the obligation of each LC Bank to issue or maintain Letters of Credit hereunder to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request or with the consent of the Required Lenders, by notice to the Borrower, declare all amounts payable under this Agreement to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (1) the Commitment of each Lender and the obligation of each LC Bank to issue or maintain Letters of Credit hereunder shall automatically be terminated and (2) all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Section 8.01 shall affect (i) the obligation of any LC Bank to make any payment under any outstanding Letter of Credit issued by such LC Bank in accordance with the terms of such Letter of Credit or (ii) the obligations of each Lender in respect of each such Letter of Credit; provided, however, that upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrower, require the Borrower to deposit with the Administrative Agent an amount in the cash account (the “Cash Account”) described below equal to the then current LC Outstandings. Such Cash Account shall at all times be free and clear of all rights or claims of third parties. The Cash Account shall be maintained with the Administrative Agent in the name of, and under the sole dominion and control of, the Administrative Agent, and amounts deposited in the Cash Account shall bear interest at a rate equal to the rate generally offered by Barclays for deposits equal to the amount deposited by the Borrower in the Cash Account pursuant to this Section 8.01, for a term to be agreed to between the Borrower and the Administrative Agent. If any drawings under any Letter of Credit then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Administrative Agent may apply the amounts then on deposit in the Cash Account, in such priority as the Administrative Agent shall elect, toward the payment in full of any or all of the Borrower’s obligations hereunder as and when such obligations shall become due and payable. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Administrative Agent will repay to the Borrower any cash then on deposit in the Cash Account.

ARTICLE IX

THE ADMINISTRATIVE AGENT

SECTION 9.01. The Administrative Agent.

(a) Each of the Lenders and each LC Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of the Borrower’s Subsidiaries or other Affiliates thereof as if it were not the Administrative Agent hereunder.

(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its other Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, if applicable, all of the Lenders) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement, (2) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (4) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (5) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and the conformity thereof to such express requirement.

(d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower) independent accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not unreasonably be withheld), to appoint a successor, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, in any event having total assets in excess of $500,000,000 and who shall serve until such time, if any, as an Agent shall have been appointed as provided above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

(g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

(h) No Lender identified on the signature pages of this Agreement as a “Lead Arranger”, “Co-Documentation Agent”, “Co-Syndication Agent” or “Co-Sustainability Structuring Agent”, or that is given any other title hereunder other than “LC Bank” or “Administrative Agent”, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than as expressly set forth herein or those applicable to all Lenders as such. Without limiting the generality of the foregoing, no Lender so identified as a “Lead Arranger”, “Co-Documentation Agent”, “Co-Syndication Agent” or “Co-Sustainability Structuring Agent” or that is given any other title hereunder, shall have, or be deemed to have, any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

(i) Notwithstanding anything to the contrary herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and in the other Credit Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and LC Banks; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (ii) the LC Banks from exercising the rights and remedies that inure to its benefit (solely in its capacity as LC Bank) hereunder and under the other Credit Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.18(c)) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a Bankruptcy Event relative to the Borrower; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.01 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.18(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

(j) Each Lender acknowledges and agrees that the Extensions of Credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

SECTION 9.02. Erroneous Payments.

(a) Each Lender and each LC Bank (and each Participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender or LC Bank that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or LC Bank (any of the foregoing, a “Payment Recipient”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands in writing the return of such Payment, such Payment Recipient shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error.

(b) Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Payment Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The parties hereto agree that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower provided that this Section 9.02 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a Payment.

(e) Each party’s obligations, agreements and waivers under this Section 9.02 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

ARTICLE X

CERTAIN ERISA MATTERS

SECTION 10.01. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or telecopy, as follows:

(a) if to the Borrower, to it at:

290 West Nationwide Boulevard

Columbus, Ohio 43215

Attention: Vice President, Investor Relations and Treasurer

Email: treasuryops@nisource.com

    with a copy to the Borrower at:

290 West Nationwide Boulevard

Columbus, Ohio 43215

Attention: Assistant Treasurer

Email: treasuryops@nisource.com

801 East 86th Avenue

Merrillville, Indiana 46410

Attention: Vice President and Deputy General Counsel, Corporate and Commercial;

(b) if to the Administrative Agent, to Barclays Bank PLC at:

Loan Operations

400 Jefferson Park

Whippany, New Jersey 07981

Attn: Moustapha Kebe – Agency Services

Email: 12145455230@tls.ldsprod.com

and

Email: Moustapha.Kebe@barclays.com

Telephone: Moustapha Kebe at (201) 499-2399 or Dawnmarie Harper at (201) 499-8427

    and for all compliance/financial and Lender queries:

745 Seventh Avenue, 8th Floor

New York, New York 10019

Attn: Robert Walsh

Telephone: (212) 526-6047

Email: Robert.xa.walsh@barclays.com

Email: ltmny@barclays.com

(c) if to Barclays as an Initial LC Bank, at:

745 Seventh Avenue, 8th Floor

New York, New York 10019

Attn: Letters of Credit / Nnamdi Otudoh

Telephone: (212) 526-8527

Email: xrabdmlcsupport@barclays.com

Email: Nnamdi.otudoh@barclays.com

(d) if to any Lender or any LC Bank (other than Barclays), to it at its address (or telecopy number or email) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (f) below, shall be effective as provided in said paragraph (f).

(e) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(f) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website, including an Electronic System, shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(g) Any party hereto may change its address, telecopy number or email for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(h) Electronic Systems.

(i) The Borrower and each Lender agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) and the Borrower do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party or the Borrower in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) or the Creditor Parties have any liability to the Borrower, any Lender, Administrative Agent or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through an Electronic System, except to the extent that such damages, losses or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 11.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any LC Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the LC Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, no Extension of Credit shall be construed as a waiver of any Default, regardless of whether the Administrative Agent, any LC Bank or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or any Unreimbursed LC Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, any Unreimbursed LC Disbursement or any interest thereon, or any fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) [reserved], (vi) waive any of the conditions precedent to the effectiveness of this Agreement set forth in Section 3.01 without the written consent of each Lender, (vii) issue any Letter of Credit with an expiry date, or extend the expiry date of any Letter of Credit to a date, that is later than five days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) without the written consent of each Lender, or (viii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any LC Bank hereunder without the prior written consent of the Administrative Agent or such LC Bank, as the case may be and (y) in order to implement any ESG Amendment, this Agreement and the other Credit Documents may be amended in accordance with Section 2.24 with only the consent of the Borrower, the Co-Sustainability Structuring Agents and the Required Lenders.

SECTION 11.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the initial syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the LC Banks, including the reasonable fees, charges and disbursements of counsel for each LC Bank, in connection with the execution, delivery, administration, modification and amendment of any Letters of Credit to be issued by it hereunder, and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any LC Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any LC Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made and Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) The Borrower shall indemnify the Administrative Agent, each Co-Syndication Agent, each Co-Documentation Agent, each Co-Sustainability Structuring Agent, each Arranger, each LC Bank and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related reasonable expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transaction contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property now, in the past or hereafter owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 11.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any LC Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such LC Bank such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such LC Bank in its capacity as such.

(d) To the extent permitted by applicable law, (i) the Borrower shall not assert, and does hereby waive, any claim against any Co-Syndication Agent, any Co-Documentation Agent, any Co-Sustainability Structuring Agent, any LC Bank and any Lender and each Related Party of any of the foregoing Persons for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) without limiting the rights of indemnification of any Indemnitee set forth in this Agreement with respect to liabilities asserted by third parties, each party hereto shall not assert, and hereby waives, any claim against each other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 20 days after written demand therefor.

SECTION 11.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; provided that, (i) except to the extent permitted pursuant to Section 6.01(b)(ii), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and each LC Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) each LC Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of such Lender’s Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the Borrower described in Section 108(e)(4) of the Code; and

(F) no assignment shall be made to any Affiliate of the Borrower.

For the purposes of this Section 11.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (b) a Defaulting Lender, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and other Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the LC Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of or notice to the Borrower, any LC Bank or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein (it being understood that the documentation required under Section 2.17(e) and (f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 2.19 as through it were an assignee under paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.l5 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, to a Federal Reserve Bank or any central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

SECTION 11.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit. The provisions of Sections 2.15, 2.16, 2.17, 10.01(c)(iii) and 11.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the commitment letter relating to the credit facility provided hereby (to the extent provided therein) and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each LC Bank or any Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such LC Bank or such Affiliate to or for the credit or the account of the Borrower against any of and all the Obligations now or hereafter existing under this Agreement or any other Credit Document held by such Lender or such LC Bank, irrespective of whether or not such Lender or such LC Bank shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such LC Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each LC Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such LC Bank or their respective Affiliates may have. Each Lender and LC Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any LC Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or

(ii) actual or prospective counterparty (or its advisors) to any swap or derivative transaction or any credit insurance provider, in each case, relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any LC Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Subsidiary of the Borrower or (i) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder. For the purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary of the Borrower relating to the Borrower or any Subsidiary of the Borrower or its respective businesses, other than any such information that is available to the Administrative Agent, any LC Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary of the Borrower; provided that, in the case of information received from the Borrower or any Subsidiary of the Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Co-Documentation Agents, the Co-Syndication Agents, the Co-Sustainability Structuring Agents, the Arrangers and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 11.13. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 11.14. Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by and consulted with its own legal, accounting, regulatory and tax advisors (to the extent it deemed appropriate) in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between any Arranger, the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and, to the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby;

(c) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents;

(d) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Administrative Agent and the Lenders or between the Borrower and the Lenders; and

(e) each Lender and its Affiliates may have economic interests that conflict with those of the Borrower.

SECTION 11.15. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 11.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above amount collactable at the the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.

SECTION 11.17. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any LC Bank or any Lender, or the Administrative Agent, any LC Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such LC Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each LC Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NISOURCE INC., as Borrower

By:	/s/ Randy G. Hulen
Name: Randy G. Hulen
Title: Vice President, Investor Relations and Treasurer

Federal Tax Identification Number: 35-2108964

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

BARCLAYS BANK PLC, as a Lender, as an LC Bank and as Administrative Agent

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and as an LC Bank

By:	/s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Executive Director

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

MUFG BANK, LTD., as a Lender and as an LC Bank

By:	/s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Managing Director

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender and as an LC Bank

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Michael Dieffenbacher
Name: Michael Dieffenbacher
Title: Authorized Signatory

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as an LC Bank

By:	/s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

BANK OF AMERICA, N.A., as a Lender and as an LC Bank

By:	/s/ Joe Creel
Name: Joe Creel
Title: Vice President

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

COBANK, ACB, as a Lender

By:	/s/ Matt Leatherman
Name: Matt Leatherman
Title: Managing Director

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

BNP PARIBAS, as a Lender

By:	/s/ Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By:	/s/ Victor Padilla
Name: Victor Padilla
Title: Vice President

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Andrew Vernon
Name: Andrew Vernon
Title: Authorized Signatory

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Nolan Woodbury
Name: Nolan Woodbury
Title: Assistant Vice President

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Benjamin C. Cooper
Name: Benjamin C. Cooper
Title: Senior Vice President

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

MIZUHO BANK, LTD., as a Lender

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Senior Vice President

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alex Rolfe
Name: Alex Rolfe
Title: Vice President

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Dewar
Name: David Dewar
Title: Director

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joe Horrigan
Name: Joe Horrigan
Title: Managing Director

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Effective Date, it is no longer a party to the Existing Credit Agreement or any of the Credit Documents executed in connection therewith and will not be a party to this Agreement.

CITIBANK, N.A., as a Departing Lender

By /s/ Agha Murtaza
Name: Agha Murtaza
Title: Authorized Signatory

Signature Page to

Sixth Amended and Restated Revolving Credit Agreement

Annex A

PRICING GRID

The “Applicable Rate” for any day with respect to any Term SOFR Loan, ABR Loan, Facility Fee or LC Risk Participation Fee, as the case may be, is the percentage set forth below in the applicable row under the column corresponding to the Status that exists on such day:

Status	Level I	Level II	Level III	Level IV	Level V
Term SOFR Revolving Loans (basis points)	90	100	107.5	127.5	147.5
ABR Loans (basis points)	0	0	7.5	27.5	47.5
Facility Fee (basis points)	10	12.5	17.5	22.5	27.5
LC Risk Participation Fee (basis points)	90	100	107.5	127.5	147.5

For purposes of this Pricing Grid, the following terms have the following meanings (as modified by the provisos below):

“Level I Status” exists at any date if, at such date, the Index Debt is rated either A or higher by S&P or A2 or higher by Moody’s.

“Level II Status” exists at any date if, at such date, the Index Debt is rated either A- by S&P or A3 by Moody’s.

“Level III Status” exists at any date if, at such date, the Index Debt is rated either BBB+ by S&P or Baa1 by Moody’s.

“Level IV Status” exists at any date if, at such date, the Index Debt is rated either BBB by S&P or Baa2 by Moody’s.

“Level V Status” exists at any date if, at such date, the Index Debt is rated either BBB- by S&P or lower or Baa3 by Moody’s or lower, or, no other Status exists.

“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

The credit ratings to be utilized for purposes of this Pricing Grid are those assigned to the Index Debt, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

Provided, that the applicable Status shall change as and when the applicable Index Debt ratings change.

Annex A-1

Provided further, that if the Index Debt is split-rated, the applicable Status shall be determined on the basis of the higher of the two ratings then applicable; provided further, that, if the Index Debt is split-rated by two or more levels, the applicable Status shall instead be determined on the basis of the rating that is one level below the higher of the two ratings then applicable.

Provided further, that if both Moody’s and S&P, or their successors as applicable, shall have ceased to issue or maintain such ratings, then the applicable Status shall be Level V.

Annex A-2

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Sixth Amended and Restated Revolving Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	NiSource Inc., a Delaware corporation

4.	Administrative Agent:	Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 among NiSource Inc., a Delaware corporation, as borrower, the Lenders parties thereto, Barclays Bank PLC, as Administrative Agent, and the other agents parties thereto

[1]	Select as applicable.

6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BARCLAYS BANK PLC, as Administrative Agent and LC Bank

By:
Title:

[2]	Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to:
[__________], as LC Bank

By:
Title:

[NISOURCE INC., as Borrower] [3]

By:
Title:

[3]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (vi) it does not bear a relationship to the Borrower described in Section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT B

FORM OF OPINION OF MCGUIREWOODS LLP

[See Attached.]

February 18, 2022

Each of the Lender Parties

identified in Schedule 1

NiSource Inc.

Ladies and Gentlemen:

We have acted as counsel to NiSource Inc., a Delaware corporation (the “Opinion Party”), in connection with certain transactions to be consummated pursuant to the Subject Document identified in Schedule 1. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings set forth in Schedule 1. This opinion letter is furnished to you at the request of the Opinion Party to satisfy a condition to the closing of the Transactions.

In connection with this opinion letter, we have examined the Subject Document, the Other Documents and such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Opinion Party or authorized representatives thereof, (ii) representations of the Opinion Party set forth in the Documents and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All Documents submitted to us as originals are authentic, complete and accurate, and all Documents submitted to us as copies conform to authentic original Documents.

(c) Signatures; Legal Capacity. The signature of each natural person signing any Document is genuine. Each natural person signing any Document has the legal capacity to execute such Document.

McGuireWoods LLP | www.mcguirewoods.com

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Los Angeles—Downtown | New York | Norfolk | Pittsburgh | Raleigh | Richmond | San Francisco | Tysons | Washington, D.C.

February 18, 2022

(d) Organizational Status and Power and Authority of Certain Parties. Each party to the Subject Document (other than any natural person): (i) is validly existing and in good standing in its jurisdiction of formation, except that no such assumption is made as to the Opinion Party and (ii) has the power and authority to execute, deliver and perform the Subject Document and each document required or permitted to be delivered and performed by it thereunder, except that no such assumption is made as to the Opinion Party.

(e) Authorization, Execution and Delivery by Certain Parties. Each of the Subject Document and each document required or permitted to be delivered thereunder has been duly authorized by all necessary corporate, limited liability company, partnership or other action on the part of each party thereto and has been duly executed and delivered by such party, except that no such assumption is made as to the Opinion Party.

(f) Binding Obligations of Certain Parties. Each of the Subject Document and each document required or permitted to be delivered thereunder is the valid and binding obligation of each party thereto enforceable against such party in accordance with its terms, except that no such assumption is made as to the Opinion Party.

(g) Noncontravention. Neither the execution and delivery of the Subject Document by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the Organizational Documents of such party, except that no such assumption is made with respect to the Opinion Party as to its Organizational Documents, (ii) any law or regulation of any jurisdiction applicable to such party, except that no such assumption is made with respect to the Opinion Party as to any Applicable Law, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made with respect to the Opinion Party as to the Reviewed Documents.

(h) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the execution and delivery of the Subject Document by any party thereto or to the performance by such party of its obligations thereunder have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Opinion Party and is the subject of our opinions in the paragraph captioned “Governmental Approvals.”

(i) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the Transactions. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Document.

(j) Use of Proceeds. With respect to our opinion whether the execution, delivery and performance of the Subject Document violate Applicable Law, as such opinion relates to Regulations T, U and X of the Board of Governors of the Federal Reserve System, the Opinion Party will comply with the provisions of the Subject Document relating to the use of loan proceeds.

McGuireWoods LLP | www.mcguirewoods.com

Atlanta | Austin | Baltimore | Charlotte | Charlottesville | Chicago | Dallas | Houston | Jacksonville | London | Los Angeles—Century City

Los Angeles—Downtown | New York | Norfolk | Pittsburgh | Raleigh | Richmond | San Francisco | Tysons | Washington, D.C.

February 18, 2022

(k) Completion of Documents. To the extent that, at the time that we reviewed the Subject Document, any blanks therein had not been filled in or any schedules or exhibits thereto had not been completed or attached, such blanks were properly filled in and such schedules or exhibits were properly completed and attached before the Subject Document was delivered to any of the Lender Parties.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Based solely upon its Status Certificate, the Opinion Party is a validly existing corporation under the laws of the State of Delaware and is in good standing under such laws as of the date of its Status Certificate.

2. Power and Authority; Authorization. The Opinion Party has the corporate power and authority to execute, deliver and perform the terms and provisions of the Subject Document and has taken all necessary corporate action to authorize such execution, delivery and performance.

3. Execution and Delivery. To the extent governed by Applicable Law, the Opinion Party has duly executed and delivered the Subject Document in accordance with applicable law.

4. Validity and Enforceability. The Subject Document constitutes the valid and binding obligation of the Opinion Party, enforceable against the Opinion Party in accordance with its terms, under the laws of the State of New York.

5. Noncontravention. Neither the execution and delivery by the Opinion Party of the Subject Document, nor the performance by the Opinion Party of its obligations thereunder: (a) violates any provision of its Organizational Documents; (b) violates any statute or regulation of Applicable Law that, in each case, is applicable to the Opinion Party; or (c) violates, results in any breach of any of the terms of, or constitutes a default under, any Reviewed Document or results in the creation or imposition of any lien, security interest or other encumbrance (except as contemplated by the Subject Document) upon any assets of the Opinion Party pursuant to the terms of any Reviewed Document.

6. Governmental Approvals. No consent, approval or authorization of, or filing with, any governmental authority of the State of New York, the State of Delaware or the United States pursuant to any statute or regulation of Applicable Law that, in each case, is applicable to the Opinion Party is required for the due execution and delivery by the Opinion Party of the Subject Document or the performance by the Opinion Party of its obligations thereunder, except (a) in each case as have previously been made or obtained, (b) filings and recordings which are necessary in order to release the security interests and liens not permitted by the Subject Document, if any, and (c) as are required in connection with the Opinion Party’s conduct of its business in the ordinary course.

February 18, 2022

7. Investment Company Act. The Opinion Party is not required to be registered under the Investment Company Act of 1940, as amended.

8. Usury. The provisions of the Subject Document providing for the payment of interest do not violate the usury laws of the State of New York.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of any party, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or Applicable Law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement regarding the choice of law governing the Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law of any such agreement that the laws of the State of New York shall govern the Subject Document).

(c) Certain Laws. The following federal and state laws, and regulations promulgated thereunder, and the effect of such laws and regulations on the opinions expressed herein: securities (except as expressly provided in our opinions in paragraphs 5(b) and 7) and Blue Sky laws, antifraud, derivatives or commodities law; banking laws (except as expressly included in the definition of “Applicable Law”); the USA PATRIOT Act of 2001 and other anti-terrorism laws; laws governing embargoed or sanctioned persons; anti-money laundering laws; anti-corruption laws; truth-in-lending laws; equal credit opportunity laws; consumer protection laws; pension and employee benefit laws; environmental laws; tax laws; health and occupational safety laws; building codes and zoning, subdivision and other laws governing the development, use and occupancy of real property; the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other antitrust and unfair competition laws; the Foreign Investment Risk Review Modernization Act, as amended, and other foreign investment laws; the Assignment of Claims Act of 1940, as amended; the Hague Securities Convention; and laws governing specially regulated industries (such as communications, energy, gaming, healthcare, insurance, transportation and utilities) or specially regulated products or substances (such as alcohol, drugs, food and radioactive materials).

(d) Local Ordinances. The ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county, special district or other political subdivision of a state.

February 18, 2022

(e) Security Interest. The creation, attachment, validity, enforcement, perfection or priority of any lien or security interest granted or purported to be granted under the Subject Document.

(f) Trust Relationship. The creation of any trust relationship by any party on behalf of any Lender Party.

(g) Certain Agreements. The enforceability of any agreement as to: (i) specific performance of any party’s obligations; (ii) the right of any purchaser of a participation interest from any Lender to set off or apply any deposit, property or indebtedness with respect to any such participation interest; (iii) establishment of a contractual rate of interest payable after judgment; (iv) adjustments of payments among Lenders or rights of set off; (v) the granting of any power of attorney; (vi) survival of liabilities and obligations of any party under the Subject Document arising after the effective date of termination of the Subject Document; (vii) obligations to make an agreement in the future; (viii) any act done in contravention thereof being void or voidable; (ix) the survival of any claim beyond any applicable statute of limitation; (x) the confession of or consent to any judgment; (xi) the severability of provisions in the Subject Document; (xii) appointment of a receiver as a matter of right; (xiii) arbitration, judicial reference or mediation of any dispute, including any provision specifying the effect of any decision by an independent third party selected to resolve disputes; or (xiv) the write-down and conversion powers of any governmental authority of a foreign jurisdiction under any law of such jurisdiction with respect to the obligations of a Lender Party (or the effect of such agreement, or such write-down and conversion powers, on any other provision of the Subject Document).

(h) Remedies. The enforceability of any provision in the Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to Applicable Law, and we do not express any opinion concerning any other law. Without limiting the generality of the foregoing, to the extent our opinions relate to the laws of the State of Delaware, our opinions are limited to our review of the text of the Delaware General Corporation Law, without regard to any judicial decisions construing the same, and do not relate to any other laws of the State of Delaware. We express no opinion with respect to the usury laws of any jurisdiction except those of the State of New York.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

February 18, 2022

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in the Subject Document.

(d) Unenforceability of Certain Provisions. Certain of the provisions contained in the Subject Document may be unenforceable or ineffective, in whole or in part. Such provisions include, without limitation, those which: require waivers or amendments to be made only in writing; purport to waive the right of statutory or equitable redemption; authorize the taking of possession of collateral without judicial process or otherwise authorize self-help or authorize any of the Lender Parties to act on behalf of, or exercise the rights of, the Opinion Party; waive or do not require notice in connection with the exercise of remedies; authorize a standard for decision other than commercial reasonableness; purport to validate otherwise invalid provisions of other documents incorporated or referred to in the Subject Document; purport to alter the priority of any lien or security interest; or subrogate any of the Lender Parties or any other party to the rights of others. The inclusion of such provisions, however, does not render the Subject Document invalid as a whole, and the Subject Document contains, in our opinion, adequate remedial provisions for the ultimate practical realization of the principal benefits purported to be afforded by the Subject Document, subject to the other qualifications contained in this opinion letter. We note, however, that the unenforceability of such provisions may result in delays in enforcement of the rights and remedies of the Lender Parties under the Subject Document, and we express no opinion as to the economic consequences, if any, of such delays.

(e) Noncontravention and Governmental Approvals. With regard to our opinions as to whether the execution, delivery and performance of the Subject Document violate Applicable Law and whether consents, approvals or authorizations of, or filings with, governmental authorities are required under Applicable Law, (i) such opinions are limited to our review of only those statutes and regulations of Applicable Law that, in our experience, are normally applicable to transactions of the type contemplated by the Subject Document and to business organizations generally and (ii) other than performance of any payment obligation, any guarantee by the Opinion Party of payment obligations of other persons under the Subject Document, any obligation to grant security interests in collateral or any obligation to deliver financial information to any Lender Party, we express no opinion whether performance by the Opinion Party of its obligations under the Subject Document after the date hereof would violate any Applicable Law or would require any consent, approval or authorization of, or filing with, any governmental authority.

(f) Material Changes to Terms. Provisions in the Subject Document which provide that any obligations of any party thereunder will not be affected by the action or failure to act on the part of any Lender Party might not be enforceable under circumstances in which such action, failure to act, amendment or waiver so materially changes the essential terms of the obligations that, in effect, a new contract has arisen between the Lender Parties and the Opinion Party.

February 18, 2022

(g) Incorporated Documents. The foregoing opinions do not relate to any documents or instruments other than the Documents, and we express no opinion as to (i) such other documents or instruments (including, without limitation, any documents or instruments referenced or incorporated in any of the Documents), (ii) the interplay between any Document and any such other documents and instruments, or (iii) any schedule, exhibit, appendix or like supplemental document referred to as attached to any Document if so attached or in any manner altered after our review of such Document.

(h) Mathematical Calculations. We have made no independent verification of any of the numbers, schedules, formulae or calculations in any Document, and we render no opinion with regard to (i) the accuracy, validity or enforceability of any of them, (ii) whether the execution and delivery by the Opinion Party of the Subject Document or the performance by the Opinion Party of its obligations thereunder will constitute a default under, or a violation of, any covenant, restriction or provision with respect to any of them, or (iii) any other aspect of the financial condition or results of operations of the Opinion Party or any of its affiliates.

(i) Reviewed Documents. With respect to our opinions relating to Reviewed Documents, (i) we express no opinion as to any violation of a Reviewed Document not readily ascertainable from the face of the Reviewed Document or arising from any cross-default provision insofar as it relates to a default under an agreement that is not a Reviewed Document or arising under a covenant of a financial or numerical nature or requiring computation and (ii) notwithstanding any provision of any Reviewed Document, or any principle of choice of laws, that would specify that the law of any other state or jurisdiction governs any Reviewed Document, we have construed and applied each Reviewed Document as if it were governed by the laws of the State of New York.

(j) Choice of New York Law and Forum. To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Subject Document, our opinion is rendered in reliance upon New York General Obligations Law Sections 5-1401 and 5-1402 and Rule 327(b) of the New York Civil Practice Law and Rules and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Document.

(k) Customary Opinion Practice. This opinion letter was prepared and shall be interpreted in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise recipients regarding, third party opinions and other assurances of the type included in this opinion letter.

Miscellaneous

The foregoing opinions are being furnished only to the Lender Parties as of the date hereof and only for the purpose referred to in the first paragraph of this opinion letter, and this opinion letter is not to be disclosed to any other person or entity or used or relied upon by any other person or entity or for any other purpose without our prior written consent. The opinions set forth herein are made as of the date hereof, and we assume no obligation to

February 18, 2022

supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

At your request, we hereby consent to reliance on this opinion letter by any successor administrative agent under the Subject Document and any future assignee of any Lender’s interest in the loans under the Subject Document pursuant to an assignment that is made and consented to in accordance with the express provisions of the Subject Document (collectively with the Lender Parties as of the date hereof, the “Permitted Reliance Parties” and each, individually, a “Permitted Reliance Party”), subject to the conditions set forth in this paragraph. We have no responsibility or obligation to consider this opinion letter’s applicability or correctness for any person other than the Lender Parties as of the date hereof. Any reliance by a Permitted Reliance Party must be actual and reasonable under the circumstances existing at the time such Permitted Reliance Party is first entitled to rely on this opinion letter, including any changes in law, facts or any other developments known to or reasonably knowable by such Permitted Reliance Party at such time. In addition, we consent to disclosure of this opinion letter to (i) any prospective participant in, participant in or prospective assignee of, any Lender’s interest in the loans under the Subject Document; (ii) accountants, auditors and attorneys of any Lender Party; (iii) any regulatory authority having jurisdiction over any Lender Party; and (iv) any other person pursuant to orders or legal process of any court or as otherwise required of any Lender Party by law, in the case of each of clauses (i) to (iv) above, solely for the purpose of establishing the existence of this opinion letter and on the condition and understanding that no such prospective participant, participant, prospective assignee, accountant, auditor, attorney, regulatory authority or other person is authorized to rely on the foregoing opinions for any other purpose.

Very truly yours,

Attachments:

Schedule 1	—	Defined Terms

Annex A	—	Opinion Party’s Certificate

Schedule 1

Defined Terms

Capitalized terms used in the opinion letter to which this Schedule is attached and not otherwise defined herein shall have the respective meanings set forth in the opinion letter when used in this Schedule. The terms defined in this Schedule shall have the meanings set forth herein when used in the opinion letter or in this Schedule.

A. Subject Document

The Sixth Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) dated as of the date hereof among the Opinion Party, Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”), and the various financial institutions signatory to the Credit Agreement as lead arrangers and lenders (collectively, the “Lenders” and each, individually, a “Lender”) is referred to herein as the “Subject Document”:

B. Other Documents

Each of the certificate dated the date hereof of the Opinion Party, a copy of which is attached as Annex A hereto, together with each of the Reviewed Documents (as therein defined), and each of the following documents with respect to the Opinion Party is referred to herein, individually, as an “Other Document”, and collectively, as the “Other Documents”:

A. a certificate dated the date hereof from an authorized representative of the Opinion Party certifying as to (a) true and correct copies of its Organizational Documents and resolutions of its board of directors or other governing body, authorizing the execution and delivery of the Subject Document and the performance of its obligations thereunder and (b) the incumbency and specimen signature(s) of the natural person(s) authorized to execute and deliver the Subject Document on its behalf;

B. a certificate dated as of February 17, 2022, issued by the Secretary of State of the State of Delaware, attesting to its corporate status in such jurisdiction (the “Status Certificate”).

C. Additional Defined Terms

In addition, the following terms have the respective meanings set forth below:

“Applicable Law” means, as applicable, (i) the federal law of the United States (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), (ii) the laws of the State of New York and (iii) the Delaware General Corporation Law.

“Documents” means, collectively, the Subject Document and Other Documents, and a “Document” means any of them.

Schedule I-1

“Lender Parties” means, collectively, the Lenders and the Administrative Agent, and a “Lender Party” means any of them.

“Organizational Documents” means, as applicable, (i) with respect to any corporation, its certificate of incorporation or articles of incorporation and its bylaws, (ii) with respect to any limited liability company, its certificate of formation or articles of organization and its limited liability company agreement or operating agreement, (iii) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, and (iv) with respect to any other type of entity, its constituent documents under which it is organized and operated.

“Transactions” means the transactions to be consummated on the date hereof pursuant to the Subject Document.

Schedule I-2

EXHIBIT C

FORM OF REVOLVING LOAN BORROWING REQUEST

REVOLVING LOAN BORROWING REQUEST

Date: ________, ____

To: Barclays Bank PLC,

as Administrative Agent

Loan Operations

400 Jefferson Park

Whippany, New Jersey 07981

Attn: Moustapha Kebe – Agency Services

Email: 12145455230@tls.ldsprod.com and

Moustapha.kebe@barclays.com

Ladies and Gentlemen:

Reference is made to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, Barclays Bank PLC, as the Administrative Agent, and the other parties thereto.

The Borrower hereby requests a Revolving Borrowing, as follows:

1. In the aggregate amount of $________.

2. On ________, 20__ (a Business Day).

3. Comprised of [an ABR] [a Term SOFR] Borrowing.

[4. With an Interest Period of ___ months.]4

[4][5]. The Borrower’s account to which funds are to be disbursed is:

Account Number: __________

Location:_________________

This Borrowing Request and the Revolving Borrowing requested herein comply with the Agreement, including Sections 2.01(a), 2.02, and 3.02 of the Agreement.

[Signature Page Follows.]

[4]	Insert if a Term SOFR Borrowing.

NISOURCE INC.

By:
Name:
Title:

EXHIBIT D

[Reserved]

EXHIBIT E

FORM OF LC CREDIT EXTENSION REQUEST

LC CREDIT EXTENSION REQUEST

Date: ________, ____

To: [___________],

as LC Bank

[___________]

cc: Barclays Bank PLC,

as Administrative Agent

745 Seventh Avenue, 8th Floor

New York, New York 10019

Attn: Letters of Credit / Nnamdi Otudoh

Telephone: (212) 526-8527

Email: xrabdmlcsupport@barclays.com

Email: Nnamdi.otudoh@barclays.com

Ladies and Gentlemen:

Reference is made to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, Barclays Bank PLC, as the Administrative Agent, and the other parties thereto.

The Borrower hereby requests a Letter of Credit extension by the LC Bank listed above, as follows:

1. [An issuance of a new Letter of Credit in the amount of $[______]] [an amendment to existing Letter of Credit No. [______] issued by such LC Bank].

2. On __________, 20__ (a Business Day).

This request for Letter of Credit extension complies with the Agreement, including Sections 2.04, and 3.02 of the Agreement.

[Signature Page Follows.]

NISOURCE INC.

By:
Name:
Title:

EXHIBIT F

FORM OF REVOLVING NOTE

REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to __________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), between the Borrower, the Lenders party thereto, Barclays Bank PLC, as the Administrative Agent, and the other parties thereto. The Borrower promises to pay interest on the aggregate unpaid principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under the Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office pursuant to the terms of the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Note is one of the promissory notes referred to in Section 2.10(e) of the Agreement, is one of the Credit Documents, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows.]

NISOURCE INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT G

FORM OF INTEREST ELECTION REQUEST

INTEREST ELECTION REQUEST

Date: _______, ____

To: Barclays Bank PLC,

as Administrative Agent

Loan Operations

400 Jefferson Park

Whippany, New Jersey 07981

Attn: Moustapha Kebe – Agency Services

Email: 12145455230@tls.ldsprod.com and

Moustapha.kebe@barclays.com

Ladies and Gentlemen:

Reference is made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of February 18, 2022 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, Barclays Bank PLC, as the Administrative Agent, and the other parties thereto.

This Interest Election Request is delivered to you pursuant to Section 2.06 of the Agreement and relates to the following:

1. ☐ A conversion of a Borrowing ☐ A continuation of a Borrowing (select one).

2. In the aggregate principal amount of $________.

3. which Borrowing is being maintained as a [ABR Revolving Borrowing] [Term SOFR Revolving Borrowing with an Interest Period ending on ________, 20__].

4. (select relevant election)

☐ If such Borrowing is a Term SOFR Revolving Borrowing, such Borrowing shall be continued as a Term SOFR Revolving Borrowing having an Interest Period of [__] months.

☐ If such Borrowing is a Term SOFR Revolving Borrowing, such Borrowing shall be converted to an ABR Revolving Borrowing.

☐ If such Borrowing is an ABR Revolving Borrowing, such Borrowing shall be converted to a Term SOFR Revolving Borrowing having an Interest Period of [____] months.

5. Such election to be effective on ________, 20__ (a Business Day).

This Interest Election Request and the election made herein comply with the Agreement, including Section 2.06 of the Agreement.

[Signature Page Follows.]

NISOURCE INC.

By:
Name:
Title:

EXHIBIT H

FORM OF PREPAYMENT NOTICE

PREPAYMENT NOTICE

Date: _______, ____

To: Barclays Bank PLC,

as Administrative Agent

Loan Operations

400 Jefferson Park

Whippany, New Jersey 07981

Attn: Moustapha Kebe – Agency Services

Email: 12145455230@tls.ldsprod.com and

Moustapha.kebe@barclays.com

Ladies and Gentlemen:

Reference is made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of February 18, 2022 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, Barclays Bank PLC, as the Administrative Agent, and the other parties thereto.

This Prepayment Notice is delivered to you pursuant to Section 2.11 of the Agreement. The Borrower hereby gives notice of a prepayment of Loans as follows:

1. (select Type(s) of Loans)

☐ ABR Revolving Loans in the aggregate principal amount of $________.

☐ Term SOFR Revolving Loans with an Interest Period ending ______, 20__ in the aggregate principal amount of $________.

2. On __________, 20__ (a Business Day).

This Prepayment Notice and prepayment contemplated hereby comply with the Agreement, including Section 2.11 of the Agreement.

[Signature Page Follows.]

NISOURCE INC.

By:
Name:
Title:

EXHIBIT I-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Barclays Bank PLC, as the Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT I-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Barclays Bank PLC, as the Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: ________ __, 20[__]

EXHIBIT I-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Barclays Bank PLC, as the Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: ________ __, 20[__]

EXHIBIT I-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Barclays Bank PLC, as the Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:
Title:

Date: ________ __, 20[__]

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EXHIBIT J

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Barclays Bank PLC, as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitments under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitments pursuant to such Section 2.22; and

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[__________], thereby making the total amount of its Commitments equal to $[__________].

2. The Borrower hereby represents and warrants that the conditions precedent set forth in Section 3.02(a) and (e) of the Credit Agreement are satisfied on and as of the date hereof.

3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

NISOURCE INC.

By:

Name:
Title:

Acknowledged as of the date first written above:

BARCLAYS BANK PLC
as Administrative Agent

By:

Name:
Title:

4

EXHIBIT K

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Sixth Amended and Restated Revolving Credit Agreement dated as of February 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between NiSource Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Barclays Bank PLC, as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.22 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Revolving Loans of $[__________].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

4. The Borrower hereby represents and warrants that the conditions precedent set forth in Section 3.02(a) and (e) of the Credit Agreement are satisfied on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

NISOURCE INC.

By:

Name:
Title:

Acknowledged as of the date first written above:

BARCLAYS BANK PLC
as Administrative Agent

By:

Name:
Title:

3

Schedule 2.01

(Sixth Amended and Restated Revolving Credit Agreement)

Names, Addresses, Allocation of Aggregate Commitment, and Applicable Percentages of Banks

Bank Name	Lending Office	Commitment	Applicable Percentage
Barclays Bank PLC	Barclays Bank PLC 745 Seventh Avenue New York, NY 10019	$132,500,000	7.16%
JPMorgan Chase Bank, N.A.	On file with the Administrative Agent	$132,500,000	7.16%
MUFG Bank, Ltd.	On file with the Administrative Agent	$132,500,000	7.16%
Credit Suisse AG, New York Branch	On file with the Administrative Agent	$132,500,000	7.16%
Wells Fargo Bank, National Association	On file with the Administrative Agent	$132,500,000	7.16%
Bank of America, N.A.	On file with the Administrative Agent	$132,500,000	7.16%
CoBank, ACB	On file with the Administrative Agent	$105,000,000	5.68%
BNP Paribas	On file with the Administrative Agent	$95,000,000	5.14%
Goldman Sachs Bank USA	On file with the Administrative Agent	$95,000,000	5.14%
KeyBank National Association	On file with the Administrative Agent	$95,000,000	5.14%
Mizuho Bank, Ltd.	On file with the Administrative Agent	$95,000,000	5.14%
Morgan Stanley Bank, N.A.	On file with the Administrative Agent	$95,000,000	5.14%

4

Bank Name	Lending Office	Commitment	Applicable Percentage
The Northern Trust Company	On file with the Administrative Agent	$95,000,000	5.14%
PNC Bank, National Association	On file with the Administrative Agent	$95,000,000	5.14%
The Bank of Nova Scotia	On file with the Administrative Agent	$95,000,000	5.14%
U.S. Bank National Association	On file with the Administrative Agent	$95,000,000	5.14%
The Huntington National Bank	On file with the Administrative Agent	$95,000,000	5.14%

TOTAL		$1,850,000,000	100%

5

SCHEDULE 2.04

EXISTING LETTERS OF CREDIT

LETTER OF CREDIT NO.	ISSUER	APPLICANT	BENEFICIARY	OUTSTANDING BALANCE
SB-00116	Barclays	NiSource Inc.	Travelers Indemnity Company	$604,000.00
SB-00399	Barclays	NiSource Inc.	Ace America Insurance Company	$7,750,000.00
SB-01624	Barclays	NiSource Finance Corp., on behalf of Northern Indiana Public Service Company	Ace America Insurance Company	$498,385.00
SB-03953	Barclays	NiSource Inc., on behalf of Rosewater Wind Farm LLC	WHITE COUNTY, INDIANA	$500,000.00
SB-04149	Barclays	NiSource Inc., on behalf of Indiana Crossroads Wind Farm LLC	WHITE COUNTY, INDIANA	$5,000,000.00

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SCHEDULE 6.01(e)

EXISTING AGREEMENTS

Receivables Purchase Agreements and Receivables Sales Agreements of (a) Columbia Gas of Ohio Receivables Corporation, (b) Columbia Gas of Pennsylvania Receivables Corporation, (c) NIPSCO Accounts Receivables Corporation, and (d) any renewal, modification, extension or replacement of the above, in each case, to provide for receivables financings upon terms and conditions not materially more restrictive on Borrower and its Subsidiaries, taken as a whole, than the terms and conditions of such renewed, modified, extended or replaced facility.

7